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                               AGREEMENT OF LEASE


         THIS AGREEMENT OF LEASE (the "Lease") is made as of this 22nd day of March, 2000, by and between ROBERT K. MERICLE, an adult individual d/b/a "MERICLE PROPERTIES", with an office located at c/o Mericle Development Corp., 600 Baltimore Drive, East Mountain Corporate Center, Wilkes-Barre, Pennsylvania 18702 (the "Lessor") and LECHTERS PENNSYLVANIA, INC., a Pennsylvania corporation, with offices located at 1 Cape May Street, Harrison, New Jersey 07029-2404 (the "Lessee").


                              W I T N E S S E T H:

         WHEREAS, Lessor is the fee simple owner of certain real property containing an aggregate of approximately 16.472 acres of land located within that certain industrial park known as the "Humboldt Industrial Park" (the "Park") and specifically located at Parcel No. 46 and Parcel No. 46A, Oak Ridge Road, Humboldt Industrial Park, Hazle Township, Luzerne County, Pennsylvania, as more particularly described on Exhibit "A-1" attached hereto and made a part hereof (collectively, "Parcel No. 46"); and

         WHEREAS, Lessor is also the fee simple owner of certain additional real property containing approximately 18.308 acres of land also located within the Park and specifically located at Parcel # 49, Oak Ridge Road, Humboldt Industrial Park, Hazle Township, Luzerne County, Pennsylvania, as more particularly described on Exhibit "A-2" attached hereto and made a part hereof ("Parcel No. 49"); and

         WHEREAS, Parcel No. 46 and Parcel No. 49 are adjacent and contiguous to one another; and

         WHEREAS, the Lessor shall, after the date of this Lease, subdivide Parcel No.49 into two (2) parcels, the first of which shall contain approximately 5.308 acres of land, approximately as shown as "Parcel No. 49A" on Exhibit "A-3" attached hereto and made a part hereof ("Parcel No. 49A"), and the second of which shall contain approximately 13 acres of land, approximately as shown as "Parcel No. 49B" also on Exhibit "A-3" attached hereto and made a part hereof ("Parcel No. 49B"); and

         WHEREAS, the Lessor shall combine Parcel No. 46 and Parcel No. 49A into one (1) contiguous parcel of land which shall contain a total of approximately
21.78 acres of land, approximately as shown on Exhibit "A-4" attached hereto and made a part hereof (the "Real Property"); and


         WHEREAS, Parcel No. 46 is, as of the date of this Lease, improved with, inter alia, a commercial/industrial building containing one hundred and ten thousand (110,000) square feet of space, as shown by the shaded area on Exhibit "B-1" attached hereto and made a part hereof (the "Phase I Building"); and

         WHEREAS, the Lessor and the Lessee are both desirous of having the Lessor construct on a portion of the remaining lands of Parcel No. 46 an addition to the Phase I Building, which addition to the Phase I Building shall contain an additional ninety-nine thousand (99,000) square feet of space, as shown by the shaded area on Exhibit "B-2" attached hereto and made a part hereof (the "Phase II Building"); and

         WHEREAS, the Phase I Building and the Phase II Building are hereinafter collectively shown as the shaded area on Exhibit "B-3" attached hereto and made a part hereof and are hereinafter collectively referred to as the "Building"; and

         WHEREAS, the Lessor desires to lease the Building to the Lessee, upon the terms and conditions hereinafter contained; and

         WHEREAS, the Lessor desires to permit the Lessee to utilize (i) a portion of Parcel No. 46 as shown by the shaded area on Exhibit "C-1" attached hereto and made a part hereof for the Lessee's use for the parking of forty-six
(46) vehicles (the "Phase I Parking Area"), and (ii) another portion of Parcel No. 46 as shown by the shaded area on Exhibit "C-4" attached hereto and made a part hereof for the Lessee's use for the storage of approximately forty (40) trailers (the "Trailer Storage Area"), and (iii) another portion of Parcel No. 46 as shown by the shaded area on Exhibit "D-1" attached hereto and made a part hereof for the Lessee's use for purposes of vehicular and pedestrian ingress and egress (the "Phase I Access Area"), all upon the terms and provisions hereinafter contained; and

         WHEREAS, subsequent to the Lessor's substantial completion of the construction of the Phase II Building on a portion of the remaining lands of Parcel No. 46, the Lessor desires to permit the Lessee to also utilize (i) another portion of Parcel No. 46 as shown by the shaded area on Exhibit "C-2" attached hereto and made a part hereof for the Lessee's use for the parking of an additional forty (40) vehicles (the "Phase II Parking Area"), and (ii) another portion of Parcel No. 46 as shown by the shaded area on Exhibit "D-2" attached hereto and made a part hereof for the Lessee's use for purposes of vehicular and pedestrian ingress and egress (the "Phase II Access Area"), all upon the terms and provisions hereinafter contained; and

         WHEREAS, the Phase I Parking Area and the Phase II Parking Area are hereinafter collectively shown as the shaded area on Exhibit "C-3" attached hereto and made a part hereof and are hereinafter collectively referred to as the "Parking Area"; and

         WHEREAS, the Phase I Access Area and the Phase II Access Area are hereinafter collectively shown as the shaded area on Exhibit "D-3" attached hereto and made a part hereof and are hereinafter collectively referred to as the "Access Area"; and

         WHEREAS, the Lessee desires to lease the Building from the Lessor and to utilize the Parking Area, the Trailer Storage Area and the Access Area, all upon the terms and provisions hereinafter contained.

         NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) to each in hand paid, the receipt of which is hereby acknowledged, and the mutual covenants, promises and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged between the parties, the Lessor and Lessee, intending to be legally bound, hereby agree as follows:

         1. Subdivision of Parcel No. 49. Promptly after the date of the execution of this Lease first above written, the Lessor shall, at its sole cost and expense, file all submissions necessary for, and diligently and in good faith pursue to final approvals, the subdivision of Parcel No. 49 into Parcel No. 49A and Parcel 49B and, thereafter, or concurrently therewith, the Lessor shall combine Parcel No. 46 and Parcel No. 49A into one (1) contiguous parcel of land to form the Real Property.

         2. Construction of the Phase II Building. The Lessor shall, promptly after the date of the execution of this Lease first above written and at the Lessor's sole cost and expense, commence the construction of the Phase II Building as hereinafter more particularly set forth. The Lessor shall, thereafter, diligently and in good faith, pursue to completion the construction of the Phase II Building.

         3. Lease and Use of the Building; Use of the Parking Area, the Access Area and the Trailer Storage Area.

                  (a) Lessor does hereby demise and let unto the Lessee the Building and the Lessee does hereby hire and rent from the Lessor the Building upon the terms and conditions set forth in this Lease. The
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use of the Building by Lessee shall be only for general office space and for use as a warehouse/distribution center for the warehousing and distribution of goods and products which do not pose a serious threat of environmental risk to the Lessor, the Building or the Real Property or which are not highly flammable goods and products which would not pose a serious threat of risk of fire to the Lessor or the Building, and no other uses shall be conducted from the Building. All of such uses shall be subject to the covenants, terms and conditions hereinafter contained and the covenants, conditions and restrictions applicable to the Park. The Lessee shall not carry on any unlawful business in or about the Building.

                  (b) The Lessee may utilize the Parking Area only for the parking of vehicles and may utilize the Trailer Storage Area only for the parking or storage of excess trailers and other vehicles and may utilize the Access Area only for vehicular and pedestrian ingress and egress. The Lessee shall not park, and shall use reasonable good faith efforts to prohibit its agents, employees, visitors or invitees from parking, within the Access Area at any time and the Lessee shall use reasonable good faith efforts to keep the Access Area open and accessible at all times to provide emergency vehicle access to and through the Real Property.

         4.       Term.

                  (a) The term of this Lease (the "Term") shall be for a period of ten (10) years and six (6) months from the Phase I Commencement Date (hereinafter defined) unless the Term is otherwise extended pursuant to the provisions of Paragraphs 38 or 39 of this Lease. The Term of this Lease shall, with respect to the Phase I Building, commence on approximately June 1, 2000 (the "Anticipated Phase I Commencement Date"), but the exact date shall be that date (the "Phase I Commencement Date") which is the later to occur of (i) the date upon which the Lessor has substantially completed the construction of the Phase I Lessor's Improvements (hereinafter defined), or (ii) June 1, 2000. The parties anticipate that by (i) no later than April 1, 2000, the Lessor shall cause the Contractor (hereinafter defined) to commence the construction of the Phase I Lessor's Improvements, (ii) no later than April 15, 2000, the Lessor shall provide the Lessee with construction access to the office portion of the Phase I Building, subject to the Lessee's Early Access Compliance Requirements (hereinafter defined), in order for the Lessee's telecommunications contractor to commence the installation of the Lessee's telecommunications wiring, (iii) no later than May 1, 2000, the Lessor shall provide the Lessee with construction access to the warehouse portion of the Phase I Building, subject to the Lessee's Early Access Compliance Requirements, in order for the Lessee's contractor to commence the installation of the Lessee's racking systems within the warehouse portion of the Phase I Building (the "Anticipated Phase I Racking Installation Date"), (iv) no later than May 15, 2000, the Lessor shall provide the Lessee with access to either of the front or rear office area(s) of the Phase I Building, subject to the Lessee's Early Access Compliance Requirements, in order for the Lessee to interview potential employees, and (v) no later than the Anticipated Phase I Commencement Date (i.e., by no later than June 1, 2000), the Lessor shall substantially complete the construction of the Phase I Lessor's Improvements, subject to the Lessor' s subsequent completion of any punch list items with respect thereto. Possession of the Phase I Building for purposes of the Lessees's occupancy thereof shall be delivered to the Lessee on the Phase I Commencement Date in a substantially completed condition with respect to the Phase I Lessor's Improvements, all as set forth in Paragraph 20 of this Lease.

                  (b) The Term of this Lease shall, with respect to the Phase II Building, commence on approximately October 15, 2000 (the "Phase II Outside Completion Date"), but the exact date shall be that date (the "Phase II Commencement Date") upon which the Lessor has substantially completed the construction of the Phase II Lessor's Improvements (hereinafter defined). The parties further anticipate that by (i) no later than September 15, 2000, the Lessor shall provide the Lessee with construction access to the warehouse portion of the Phase II Building, subject to the Lessee's Early Access Compliance Requirements, in order for the Lessee's contractor to commence the installation of the Lessee's racking systems within the warehouse portion of the Phase II Building (the "Anticipated Phase II Racking Installation Date"), (ii) no later than October 1, 2000, the Lessor shall provide the Lessee with access to the Phase II Building, subject to the Lessee's Early Access Compliance Requirements, for the Lessee to begin to deliver product into the
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Phase II Building (the "Anticipated Phase II Product Delivery Date"), and (iii)
no later than the Phase II Outside Completion Date, the Lessor shall substantially complete the construction of the Phase II Lessor's Improvements, subject to the Lessor's subsequent completion of any punch list items with respect thereto. Possession of the Phase II Building for purposes of the Lessee's occupancy thereof shall be delivered to the Lessee on the Phase II Commencement Date with respect to the Phase II Lessor's Improvements, all as set forth in Paragraph 20 of this Lease.

                  (c) The Term shall expire, unless otherwise extended pursuant to the provisions of Paragraphs 38 and 39 of this Lease, at 12:00 midnight on that date which is ten (10) years and six (6) months following the Phase I Commencement Date (the "Termination Date"). Anything contained in this Lease to the contrary notwithstanding, the Termination Date shall be the same date for the termination of this Lease with respect to both the Phase I Building and the Phase II Building and, therefore, the Term with respect to the entire Building shall expire on the Termination Date. Upon the Termination Date, this Lease shall terminate and the Lessee shall surrender the entire Building (i.e., the Phase I Building and the Phase II Building and the Phase III Building (hereinafter defined), if applicable) to the Lessor in accordance with the terms and conditions of this Lease.

                  (d) With respect to the Lessee's early access to the Building, or portions thereof, as hereinabove expressly set forth in Paragraphs 4(a) and (b) above, the Lessee shall have access to those portions of the Building as hereinabove expressly provided prior to the Phase I Commencement Date and the Phase II Commencement Date, as the case may be, for the sole purposes as expressly provided in Paragraphs 4(a) and (b) above; provided, however, such early access by the Lessee into such portions of the Building prior to the Phase I Commencement Date with respect to early access to the Phase I Building, and prior to the Phase II Commencement Date with respect to early access to the Phase II Building, shall all be subject to the Lessee's compliance with the following qualifications and limitations (collectively, the "Lessee's Early Access Compliance Requirements"): (i) the Lessee shall have such early access only to such applicable portions of the Building upon which the Lessor has substantially completed the construction of the applicable Lessor's Improvements (hereinafter defined) as hereinafter set forth; (ii) the Lessee shall provide to the Lessor, prior to such early access by the Lessee, acceptable certificates of all insurance policies which the Lessee is required to obtain under this Lease; (iii) the Lessee's early access, prior to the Phase I Commencement Date or the Phase II Commencement Date, as the case may be, shall be coordinated with the Contractor in order to minimize any interference with the Lessor's construction of the Phase II Building and the applicable Lessor's Improvements in the Phase I Building and/or the Phase II Building; and (iv) the Lessee shall enter the Building and install the Lessee's equipment, racking and the Lessee's Improvements (hereinafter defined) therein prior to the applicable Commencement Date at the Lessee's sole risk, cost and expense and the Lessee shall indemnify, defend and hold the Lessor harmless from and against any damages, costs, expenses or claims incurred by the Lessor arising out of the Lessee's negligence or willful misconduct in connection with the Lessee's entry into the Building prior to such applicable Commencement Date.

                  (e) (A) Anything contained in this Lease to the contrary notwithstanding, (i) if the construction of the Phase I Lessor's Improvements have not been substantially completed by that date which is fifteen (15) days after the Anticipated Phase I Commencement Date (the "Phase I Commencement Damages Date"), or (ii) if the Lessor has not provided the Lessee with construction access to the warehouse portion of the Phase I Building in order for the Lessee's contractor to commence the installation of the Lessee's racking systems within the warehouse portion of the Phase I Building by that date which is fifteen (15) days after the Anticipated Phase I Racking Installation Date (the "Phase I Racking Damages Date")(provided, however, such Anticipated Phase I Commencement Date, Anticipated Phase I Racking Installation Date, Phase I Commencement Damages Date and the Phase I Racking Damages Date shall all be automatically extended for delays caused by Force Majeure (hereinafter defined) or delays caused by, or attributable to, the Lessee), then the Lessee may require the Lessor to pay to the Lessee, as compensation for damages and not as a penalty, and the Lessee's sole remedy for any such delay shall be the sum of One Thousand Eighty-Five and 00/100 Dollars ($1,085.00) per day for each day of delay in the substantial completion of the construction of the Phase I Lessor's Improvements after the Phase I Commencement Damages Date or for each day of delay in providing the Lessee with construction access to the warehouse portion of the Phase I Building in order for the Lessee's contractor to commence installation of the Lessee's racking systems in the warehouse portion of the Phase I Building after the Phase I Racking Damages Date (subject to an automatic extension thereof due to delays caused by Force Majeure or delays caused by, or attributable to, the Lessee); provided, however, if both of such delays by the Lessor shall occur, then the Lessee shall only be entitled to recover such damages of One Thousand Eighty-Five and 00/100 Dollars ($1,085.00) per day for both delays and not the sum of Two Thousand One Hundred Seventy and 00/100 Dollars ($2,170.00) per day (i.e., the Lessee may not recover double damages).

                  (B) In addition, (i) if the Phase II Building or the Phase II Lessor's Improvements have not been substantially completed by that date which is fifteen (15) days after the Phase II Outside Completion Date (the "Phase II Commencement Damages Date"), or (ii) if the Lessor has not provided the Lessee with construction access to the warehouse portion of the Phase II Building in order for the Lessee's contractor to commence the installation of the Lessee's racking systems within the warehouse portion of the Phase II Building by that date which is fifteen (15) days after the Anticipated Phase II Racking Installation Date (the "Phase II Racking Damages Date"), or (iii) if the Lessor has not provided the Lessee with access to the Phase II Building in order for the Lessee to begin to deliver product into the Phase II Building by that date which is fifteen (15) days after the Anticipated Phase II Product Delivery Date (the "Phase II Product Delivery Damages Date") (provided, however, such Phase II Outside Completion Date, Anticipated Phase II Racking Installation Date, Phase II Commencement Damages Date, Phase II Racking Damages Date, Anticipated Phase II Product Delivery Date and Phase II Product Delivery Damages Date shall all be automatically extended for delays caused by Force Majeure or delays caused by, or attributable to, the Lessee), then the Lessee may require the Lessor to pay to the Lessee, as compensation for damages and not as a penalty, and the Lessee' sole remedy for any such delay, shall be the sum of Nine Hundred Seventy-Five and 00/100 Dollars ($975.00) per day for each day of delay in the substantial completion of the construction of the Phase II Building or the Phase II Lessor's Improvements after the Phase II Commencement Damages Date or for each day of delay in providing the Lessee with construction access to the warehouse portion of the Phase II Building in order for the Lessee's contractor to commence installation of the Lessee's racking systems in the warehouse portion of the Phase II Building after the Phase II Racking Damages Date or for each day of delay in providing the Lessee with access to the Phase II Building in order for the Lessee to begin to deliver product into the Phase II Building after the Phase II Product Delivery Damages Date (subject to an automatic extension thereof due to delays caused by Force Majeure or delays caused by, or attributable to, the Lessee); provided, however, if both of such delays by the Lessor shall occur, then the Lessee shall only be entitled to recover such damages of Nine Hundred Seventy-Five and 00/100 Dollars ($975.00) per day for both delays and not the sum of One Thousand Nine Hundred Fifty and 00/100 Dollars ($1,950.00) per day (i.e., the Lessee may not recover double damages). In addition, if the construction of (W) the Phase I Lessor's Improvements have not been substantially completed by July 1, 2000, or (X) the Phase II Building and the Phase II Lessor's Improvements have not been substantially completed by November 15, 2000, then , in either of such events, the Lessor shall use its reasonable efforts to locate alternate, short-term space for the Lessee's conduct of its business (the "Alternate Space") until such time as the Lessor has substantially completed the construction of the Phase I Lessor's Improvements and the Phase II Building and the Phase II Lessor's Improvements; provided, however, if any such delay is caused by the Lessor (and not the result of Force Majeure or delays caused by, or attributable to, the Lessee), then the Lessor shall be responsible for the payment of all rent with respect to the Alternate Space, but if any such delay is caused by, or attributable to, the result of Force Majeure or delays caused by, or attributable to, the Lessee, then the Lessee shall be responsible for the payment of all rent with respect to the Alternate Space. In either event, however, the Lessor shall waive any leasing fees or commissions otherwise payable to the Lessor as a commercial real estate broker with respect to the leasing of such Alternate Space to the Lessee. Anything further contained in this Lease to the contrary notwithstanding, if the construction of (Y) the Phase I Lessor's Improvements have not been substantially completed by August 1, 2000 (subject to an extension thereof due to delays caused by Force Majeure or delays caused by, or attributable to, the Lessee), or (Z) the Phase II Building and the Phase II Lessor's Improvements have not been substantially completed by December 31, 2000 (subject to an extension thereof due to delays caused by Force Majeure or delays caused by, or attributable to, the Lessee), then, in either of such events, the Lessee shall have the right to terminate this Lease with respect to the entire Building by providing written notice thereof to the Lessor, whereupon this Lease shall so terminate and, thereafter, neither the Lessor nor the Lessee shall have any further liability and obligations under this Lease.

                  (f) Any provisions of this Lease to the contrary notwithstanding, the Lessee's obligation to commence paying Rent (hereinafter defined) with respect to the Phase I Building shall begin on the earlier of (i) the date that the Lessee actually commences its full business operations from the Phase I Building without any material interference with the Lessee's business operations by the Lessor as a result of the Lessor's completion of its construction activities within the Building (provided, however, the Lessee's early access to the Phase I Building as provided in Paragraph 4(d) above and as necessary for the Lessee to construct the Phase I Lessee's Improvements pursuant to Paragraph 20 shall not be deemed to be the Lessee's commencement of its full business operations from the Phase I Building), or (ii) the date of substantial completion of the construction of the Phase I Lessor's Improvements. The Lessee's obligation to commence paying Rent with respect to the Phase II Building shall begin on the earlier of (i) the date that the Lessee actually commences its full business operations from the Phase II Building without any material interference with the Lessee's business operations by the Lessor as a result of the Lessor's completion of its construction activities within the Building (provided, however, the Lessee's early access to the Phase II Building as provided in Paragraph 4(d) above and as necessary for the Lessee to construct the Phase II Lessee's Improvements pursuant to Paragraph 20 shall not be deemed to be the Lessee's commencement of its full business operations from the Phase III Building), or (ii) the date of substantial completion of the construction of the Phase II Lessor's Improvements. For purposes of this Lease, "substantially complete", "substantially completed" or "substantial completion" shall mean that construction of the applicable Lessor's Improvements have been completed in accordance with the Plans and Specifications set forth on Exhibits "E-1" or "E-2" respectively attached hereto and made a part hereof (other than for de minimus field changes and construction variations), subject to the completion of any punch list items, and that the Lessor has obtained plans approved by the Pennsylvania Department of Labor and Industry with respect to such applicable Lessor's Improvements and provided that the Lessor's Improvements have been completed so as to permit the lawful use and occupancy thereof. The Lessor shall notify the Lessee no less than ten (10) days prior to the anticipated Phase I Commencement Date and the anticipated Phase II Commencement Date with respect to the Lessor's anticipated substantial completion of the Phase I Lessor's Improvements and the Phase II Building and the Phase II Lessor's Improvements. Upon the Termination Date, this Lease shall automatically terminate and the Lessee shall surrender the Building to the Lessor in accordance with the terms and conditions of this Lease. The Lessor and the Lessee hereby acknowledge and agree that the Lessee may, upon the Termination Date, elect to either (i) remove the Lessee's racking from the Building provided, however, if the Lessee elects to do so, then the Lessee shall cut all bolts and other fasteners which are used to secure such racking to the floor so that they are completely flush with the floor and then fill and grout such areas so that the affected portions of the floor are left smooth and not pitted, or (ii) leave the Lessee's racking in the Building, whereupon such racking shall automatically become the property of the Lessor.

         5. Minimum Rent. Lessee shall pay to Lessor as minimum rent (the "Minimum Rent") for the Building the following:

                  (a) Commencing on the Phase I Commencement Date and continuing thereafter during the next approximately four (4) months through the day immediately preceding the Phase II Commencement Date, the monthly Minimum Rent for the Lessee's lease of the Phase I Building shall be Thirty-Three Thousand and 00/100 Dollars ($33,000.00), which shall be payable in equal monthly installments of Thirty-Three Thousand and 00/100 Dollars ($33,000.00) each, based upon an annual Minimum Rent of Three and 60/100 Dollars ($3.60) per square foot multiplied by the total number of square feet contained in the Phase I Building (i.e., 110,000 square feet).

                  (b) Commencing on the Phase II Commencement Date and continuing thereafter during the next twelve (12) months through the day immediately preceding the first (1st) anniversary of the Phase II Commencement Date, the total annual Minimum Rent for the entire Building (i.e., the Phase I Building and the Phase II Building) shall be, subject to adjustment as hereinafter provided, Seven Hundred Fifty-Two Thousand Four Hundred and 00/100 Dollars ($752,400.00), payable in equal monthly installments of Sixty-Two Thousand Seven Hundred and 00/100 Dollars ($62,700.00) each (based upon an annual Minimum Rent of Three and 60/100 Dollars ($3.60) multiplied by the total number of square feet of space contained in the entire Building (i.e., the Phase I Building and the Phase II Building, or 209,000 square feet). The Phase II Building shall contain ninety-nine thousand (99,000) square feet of space as measured by the Lessor's architect or engineer (and verified by the Lessee) from structural line to structural line of the Phase II Building (the "structural line" shall be the outside face of the structural steel of the Phase II Building). If the Phase II Building contains less than ninety-nine thousand (99,000) square feet of space, then the Minimum Rent for the Phase II Building shall be reduced to reflect the actual number of square feet of space contained in the Phase II Building.

                  (c) Commencing on the first (1st) anniversary of the Phase II Commencement Date and continuing thereafter on each anniversary date thereof through the Termination Date (each of said dates is hereinafter referred to as an "Adjustment Date"), the annual Minimum Rent shall be increased by adding to the Minimum Rent which was in effect for the lease year immediately preceding the applicable Adjustment Date that amount which is determined by multiplying the annual Minimum Rent which was in effect for the lease year immediately preceding the applicable Adjustment Date by two percent (2%).

                  (d) The Minimum Rent only attributable to each of the Abatement Months (hereinafter defined) shall be abated and the Lessee shall not be obligated to pay the Minimum Rent attributable to the Phase I Building, the Phase II Building or the Phase III Building, as the case may be, for the Abatement Months. With respect to the following phases of the Building, the following months of Minimum Rent only shall be abated (collectively, the "Abatement Months"): (i) with respect to the Phase I Building, the Minimum Rent only attributable to the first two (2) months of the first (1st) lease year of the Term applicable only to the Phase I Building (i.e., the first and second month immediately following the Phase I Commencement Date) shall be abated, (ii) with respect to the Phase II Building, the Minimum Rent only attributable to the first two (2) months of the first (1st) lease year of the Term applicable only to the Phase II Building (i.e., the first and second month immediately following the Phase II Commencement Date) shall be abated, and (iii) with respect to the Phase III Building (if the Lessee properly exercises its Expansion Option as hereinafter expressly provided in Paragraph 39 of this Lease), the Minimum Rent only attributable to the first two (2) months of the first (1st) lease year of the Term applicable only to the Phase III Building (if any) (i.e., the first and second month immediately following the Phase III Commencement Date (hereinafter defined)) shall be abated. During the Abatement Months, the Minimum Rent only attributable to the applicable Phase of the Building shall be abated and the Lessee shall not be obligated to pay the Minimum Rent attributable to such applicable Phase I Building, the Phase II Building or the Phase III Building only during each of the applicable

Abatement Months; provided, however, the Lessee shall be responsible for the payment of all Additional Rent (hereinafter defined) during all of the Abatement Months.

                  (e) In each instance, the Minimum Rent shall be payable in advance, without prior notice or demand and without any right of offset of the Lessee (except as hereinafter expressly provided), at the address of the Lessor, the first of such monthly installments with respect to the Phase I Building to be payable within ten (10) days after notice from the Lessor that the Phase I Commencement Date has occurred (or shall occur on a date certain) and, thereafter, on or before the first day of each month and the first of such monthly installments with respect to the Phase II Building to be payable within ten (10) days after notice from the Lessor that the Phase II Commencement Date has occurred (or shall occur on a date certain) and, thereafter, on or before the first day of each month, all of which is subject to the Minimum Rent abatement provisions during the Abatement Months as set forth in Paragraph 5(d) above. In the event that any Minimum Rent or Additional Rent (the Minimum Rent and the Additional Rent are hereinafter collectively referred to as the "Rent") is not received by Lessor on the date set forth for payment, then Lessee shall pay to Lessor (i) a late fee equal to five percent (5%) of the delinquent installment of Rent (the "Late Fee"), (ii) interest on such delinquent installment at a rate equal to the "Prime Rate of Interest" published from time to time in the "Money Mart" Section of The Wall Street Journal (the "Prime Rate") plus three percent (3%) from the date that such installment was due through the date that such installment is actually received by the Lessor (the "Late Interest"), and (iii) all reasonable costs and charges incurred by Lessor in connection with its collection of the late payment (collectively, the "Late Costs"), all of which shall be due under this Lease as, and shall become, Additional Rent. If any month of the Term, or if the period of time between the Phase I Commencement Date and the day immediately preceding the Phase II Commencement Date, contain, in either event, less than a full calendar month, then the Rent shall be pro-rated for the actual number of days contained in such month or during such period of time. The foregoing notwithstanding, the Lessor hereby agrees to waive its right to collect the Late Fee and the Late Interest only two (2) times in any period of twelve (12) consecutive months during the Term of this Lease if the Lessor receives the delinquent installment of Rent from the Lessee within ten (10) days following the date upon which the Lessor has provided the Lessee with a written notice stating that the Lessor has not received the installment of Rent when due.

         6. Security Deposit. The Lessee has delivered to the Lessor on or before the date of this Lease the aggregate sum of Sixty-Two Thousand Seven Hundred and 00/100 Dollars ($62,700.00) as the security deposit under this Lease (together with any interest earned thereon, the "Deposit"). The Deposit shall be applied by the Lessor as security for the full and faithful performance by Lessee of Lessee's obligations under this Lease and for the payment of repairing any damages to the Building, the Parking Area, the Trailer Storage Area or the Access Area which arise during this Lease and for which the Lessee is liable hereunder in either event, which Lessee fails to perform in accordance with the terms of this Lease after any notice from the Lessor which is required to be provided under this Lease has been so provided and after the expiration of any applicable cure period therefor without such cure having been made. The Deposit shall be held in a separate, interest-bearing security deposit account (such account shall not be co-mingled with Lessor's funds) in a financial institution of Lessor's choice. Interest accruing while the Deposit is in the account shall be charged to the Lessee's Employer Identification Number 22-2273840. Upon the termination of this Lease, the portion of the Deposit then being held by the Lessor hereunder, less any amount applied for damages caused by the Lessee or sums due Lessor for any breach or default under this Lease by Lessee, will be promptly refunded to the Lessee.

         7.       Property Taxes.

                  (a) The Lessee shall pay to the Lessor any and all real property taxes and assessments attributable to the Building and the Real Property payable for the Term of this Lease including, but not limited to, taxes resulting from any increases in the assessed value of, or for improvements made to, the Building and the Real Property (collectively, the "Property Taxes"). The Property Taxes for which the Lessee shall be responsible for payment shall be all Property Taxes which are incurred during, or attributable to, all periods of time within the Term and any Property Taxes which are attributable to a period of time which is prior to the commencement of the Term or which extends beyond the Term shall be pro rated so that the Lessee's portion of Property Taxes shall be only that portion which is incurred during, or attributable to, the Term. The Lessee's payment of such Property Taxes shall be payable by Lessee, as Additional Rent to Lessor either:
(i) within thirty (30) days following written notice of the total amount thereof from Lessor to Lessee, together with copies of receipted tax bills for prior years requested by Lessee not previously delivered to Lessee, but in no event more than ten (10) days prior to the final day of any applicable "rebate period" or "discount period" for the payment of such Property Taxes, or (ii) in twelve
(12) equal monthly installments pursuant to the Property Tax Budget (hereinafter defined) as hereinafter set forth. The Lessor shall provide to the Lessee a copy of the bill or invoice for such Property Taxes which Lessor receives from the applicable taxing authority, together with a written explanation indicating in reasonable detail the manner in which the Lessor calculated the amount of Property Taxes due by the Lessee pursuant to this Paragraph 7. In addition, the Lessor shall provide to the Lessee, upon the request of the Lessee, copies of the "paid" tax bills for the Property Taxes paid with respect to the Building and the Real Property during the Term.

                  (b) Anything contained in Paragraph 7(a) above or elsewhere in this Lease to the contrary notwithstanding, if the Property Taxes attributable solely to the Phase I Building and the Phase I Land (hereinafter defined) for the first twelve (12) months of the Term following the Phase I Commencement Date (provided, however, such first year Property Taxes attributable to the Phase I Building and the Phase I Land shall be finally determined only after the Lessor's completion of any and all tax assessment appeals with respect thereto) exceed Sixty Thousand Five Hundred and 00/100 Dollars ($60,500.00) (i.e., $0.55 per square foot of space contained in the Phase I Building), then any such excess therein (any such excess above such $0.55 per square foot of space contained in the Phase I Building is hereinafter referred to as the "Phase I First Year Excess Property Tax Amount") shall be paid for by the Lessor throughout the Term; provided, however, the Lessee shall continue to be responsible for any and all increases in the Property Taxes attributable to the Phase I Building and the Phase I Land (other than the Phase I First Year Excess Property Tax Amount, for which the Lessor shall be responsible) resulting from any cause, such as, but not limited to, millage increase, re-assessments and so forth. For purposes of this Paragraph 7, the term "Phase I Land" shall mean only that certain portion of Parcel No. 46 containing approximately 8.31 acres of land as more particularly shown as the shaded area on Exhibit "A-5" attached hereto and made a part hereof. Accordingly, as of the date of this Lease, Parcel No. 46 contains approximately
16.472 acres of land, and 8.31 acres of which is the Phase I Land and, therefore, the Phase I Land is comprised of 50.5% of all of Parcel No. 46 (such percentage having been determined by dividing the total number of acres contained in the Phase I Land (i.e., 8.31 acres) by the total number of acres contained in all of Parcel No. 46 (i.e., 16.472 acres)). As of the date of this Lease, Property Taxes, in Luzerne County, Pennsylvania, are determined based upon the sum of (i) an assessment based upon the value of the improvements, and
(ii) another assessment based upon the value of the land. For purposes of illustration only, if, based upon the final determination of the property tax assessment with respect to Parcel No. 46 and the Phase I Building (i.e., following the final determination of the property tax assessment with respect to Parcel No. 46 and the Phase I Building and after the Lessor's final completion of any and all property tax assessment appeals with respect to such property tax assessment), the total Property Taxes with respect to the Phase I Building and all of Parcel No. 46 for the first twelve (12) months following the Phase I Commencement Date is $66,000 and, if such amount of Property Taxes is comprised of $60,000.00 attributable to the improvements (i.e., the Phase I Building) and if the remaining $6,000.00 of such total amount of Property Taxes is attributable to the land portion of the assessment (i.e, the entire Parcel No.
46), then, of such $6,000.00 amount attributable to the land assessment with respect to all of Parcel No. 46, $3,030.00 of such land portion of the Property Taxes shall be deemed to be applicable to the Phase I Land (i.e., 50.5% of $6,000.00). Accordingly, the total amount of Property Taxes attributable to the Phase I Building and the Phase I Land, during the first twelve (12) months of the Term following the Phase I Commencement Date (as shall be determined following the final conclusion of any and all property tax assessment appeals) would be $63,030 (i.e., $60,000 attributable to the Phase I Building plus $3,030.00 attributable to the Phase I Land) and , therefore, the Phase I First Year Excess Property Tax Amount would be $2,530.00 (i.e., $63,030.00 less $60,500.00) and the Lessor would, therefore, throughout the Term, be responsible for the payment of the Phase I First Year Excess Property Tax Amount only and the Lessee would be responsible for all other Property Taxes. Anything contained in this Lease to the contrary notwithstanding, if the total Property Taxes with respect to the Phase I Building and the Phase I Land for the first twelve (12) months following the Phase I Commencement Date (as shall be determined following the final conclusion of any and all property tax assessment appeals and as the same shall be calculated as hereinabove provided) is equal to, or less than, $60,500, then the Phase I First Year Excess Property Tax Amount shall be -0- and, therefore, the Lessor shall have no responsibility for the payment of any Phase I First Year Excess Property Tax Amount throughout the Term of the Lease.

                  (c) Anything contained in this Lease to the contrary notwithstanding, if the Lessor's lender(s), from time to time, requires the monthly payment to, and escrow of, Property Taxes with Lessor's lender, then the Lessor may, at any time during the Term, elect to provide the Lessee with a budget of the annual Property Taxes based upon the current or prior year's, tax bill or the Lessor's good faith estimate of the tax bills to be received in the applicable calendar year; provided, however, Lessor's estimate(s) shall be made based upon the approved budgets of the applicable taxing authorities and the approved millages therefrom and multiplied by the then applicable assessments (the "Property Tax Budget"). The Lessor's preparation of the Property Tax Budget shall be the Lessor's good faith estimate thereof only and the Lessee shall be responsible for the full payment of any and all actual Property Taxes (other than the Phase I First Year Excess Property Tax Amount, if any, as determined in Paragraph 7(b) above) irrespective of the amounts therefor set forth in the Property Tax Budget. If the Lessor elects to prepare a Property Tax Budget as hereinabove set forth, then the Lessee shall pay to the Lessor on the first
(1st) day of each calendar month during the Term one-twelfth (1/12th) of the amount set forth in the Property Tax Budget. As soon as reasonably practicable after the Lessor's receipt of the actual tax bill, the Lessor shall provide the Lessee with an invoice indicating the difference between the amounts of Property Taxes actually due and the amounts paid thereon by the Lessee pursuant to the Property Tax Budget, together with copies of paid bills required by the Lessee. The Lessee shall, within thirty (30) days after the Lessee's receipt of such invoice, pay to the Lessor any amount set forth therein which represents an underpayment of the amount of Property Taxes actually due. If, however, the amount paid by the Lessee toward all of the Property Taxes pursuant to the Property Tax Budget exceeds the actual amounts therefor, then the Lessor shall credit such excess amount against the Lessee's next monthly payment(s) of the budgeted Property Taxes unless such refund would occur following the Termination Date, in which event the Lessor will promptly refund such overpayment to the Lessee.

                  (d) If, at any time during the Term, (i) a surcharge, fee, excise or tax is levied or imposed upon utilities consumed at, or waste discharged from, the Building, or upon parking spaces which are a part of the Parking Area or the Trailer Storage Area, or for any governmental service furnished to the Building or persons visiting or occupying the same; or (ii) the method of taxation of real property is changed from the method in existence on the date of this Lease, so that real estate taxes are replaced by one or more other types of alternative tax (collectively hereinafter referred to as "Replacement Taxes"); then, the Lessee shall pay either to the governmental body involved or, if assessed against, or collectible by, the Lessor or if the same shall be lienable against the Real Property or the Building, then in any of such events, the Lessee shall pay the same to the Lessor, as Additional Rent, the amount of such (A) surcharge, fee, excise or tax on utilities, waste, parking spaces or governmental services; and (B) such Replacement Taxes. Nothing herein contained is intended to require the Lessee to pay any tax levied, assessed or imposed upon Lessor based upon Lessor's net income, excise profits or net taxable revenues or receipts.

                  (e) If, at any time during the Term, the Lessee believes that the Property Taxes are excessive, then the Lessee may request that the Lessor appeal such property taxes to the Luzerne County Board of Assessment Appeals or any other applicable governmental entity provided that all of the reasonable costs and expenses associated with any such tax appeal shall be borne, and paid for, by the Lessee and, upon the Lessor's receipt of such a request from the Lessee and the Lessor's receipt of such costs and expenses from the Lessee, the Lessor shall appeal such property tax assessment and promptly, diligently and in good faith pursue such tax appeal. If any such appeal of such property tax assessment is successful resulting in a refund of Property Taxes previously and actually paid by the Lessee, then the Lessor shall promptly pay to the Lessee any refund thereof actually received by the Lessor and to which the Lessee is entitled to a refund pursuant to this sentence. If, however, the Lessor has failed or refused to commence the appeal not later than fifteen (15) days prior to the deadline for filing such appeal, then the Lessee may, at its sole cost and expense and after providing prior notice to the Lessor (and giving the Lessor the opportunity to appear at all hearings and meetings with the Lessee), appeal such property tax assessment and the Lessee shall be repaid by the Lessor for any amounts previously paid to Lessor in connection with the requested appeal.

                  (f) In the event that any special assessments shall be payable in a lump sum or on an installment basis, Lessor shall elect to pay such special assessments on the installment basis, and Lessee shall reimburse Lessor only those installments which shall become due and payable during the Term of this Lease. Any such installments due and payable in the years in which this Lease commences and terminates shall be prorated proportionately.

         8.       Insurance.

                  (a) Liability Insurance. The Lessee, at its sole cost and expense, shall secure and maintain throughout the Term commercial general liability insurance issued by a reputable insurance company licensed to issue such insurance in the Commonwealth of Pennsylvania and insuring both Lessor and Lessee against death and personal injuries to one or more persons in the amount of Three Million Dollars ($3,000,000.00) (provided, however, the aforesaid amount shall be increased, from time to time, during the Term to reflect increases in the rate of inflation) with respect to property damage/bodily injury or death to one or more persons in any one occurrence in connection with Lessee's use and occupancy of the Building and the Lessee's use of the Parking Area, the Trailer Storage Area, the Access Area and the Real Property and irrespective of whether such liability arises as a consequence of the negligence of Lessor, its agents, servants or employees. Lessee shall, prior to the Phase I Commencement Date, furnish to Lessor a certificate of the insurance company issuing such insurance evidencing such coverage with the Lessor included as an additional insured and such certificate shall contain a provision to the effect that such coverage may not be canceled, materially changed or not renewed without providing prior written notice to Lessor, such written notice shall be given to the Lessor no less than ten (10) days prior to the effective date of any such cancellation, change or renewal (but the Lessee shall use reasonable, good faith efforts to require its insurer to provide no less than thirty (30) days' prior written notice to the Lessor of the effective date of any such cancellation, change or non-renewal).

                  (b) Casualty Insurance. The Lessor shall secure and maintain throughout the Term fire, casualty and extended coverage insurance covering the Building including all improvements now or hereafter made thereto, for no less than eighty percent (80%) of the replacement cost thereof and together with rent interruption insurance. Lessee shall, however, pay to the Lessor, as Additional Rent, in connection with the Budget set forth in Paragraph 10(b) of this Lease, the total premium due for such insurance with respect to the Building. The foregoing notwithstanding, the Lessee shall, at its sole cost and expense, be responsible for, and pay the cost of, fire and extended coverage insurance on all of Lessee's personal property, furniture, trade fixtures and trade equipment located within the Building. Lessee further agrees to install in the Building, fire extinguishers, or any other devices of a non-capital nature, as is required by Lessor's insurance carrier and local building codes prior to the occupancy of the Building and further agrees that in the event the insurance company or local building codes should require change in the nature of this equipment (but not with respect to the Building's fire suppression/sprinkler system within the Building which shall be the responsibility of the Lessor), Lessee will effect such changes at Lessee's sole cost and expense.

         9. Utilities. The Lessee shall pay all bills, when due, which may be incurred during the Term for all utilities to the Building including, without limitation, all light, electric power, gas, heat, water (including potable and fire sprinkler water), sewer, trash removal, telephone, cable and any and all other utilities (collectively the "Utilities") and any and all other fees, costs, expenses or charges applicable to all Utilities consumed by the Lessee or applicable to the Building, the Parking Area, the Trailer Storage Area, the Access Area and the Real Property. The Utilities to the Building shall be separately-metered and, therefore, the Lessee shall pay all bills therefor when due directly to the utility company providing such Utilities. Should the Lessee fail to pay any bills as aforesaid, the Lessor shall have the right, after providing written notice to the Lessee and Lessee's failure to pay the same within thirty (30) days after the date of Lessor's notice, to pay the same, and the amount so paid shall be chargeable to the Lessee as Additional Rent and shall be paid immediately with interest allowable at the Prime Rate plus three percent (3%), from the date of such payment by the Lessor. The Lessee shall, upon the request of the Lessor, provide the Lessor with a signed Written Request and Authorization Form authorizing all utility companies that provide utility service(s) to the Building (i.e., utility services which are provided to the Building and which are billed directly to the Lessee and not through the Lessor as a pass-through expense) to provide to the Lessor any information requested by the Lessor regarding the demand, usage and consumption of such utility(ies) within the Building. The Lessor may utilize any such utility demand, usage and consumption information for, inter alia, purposes of comparing the utilities used within the Building with utility consumption within other buildings owned and/or managed by the Lessor.

         10.      Additional Rent; Annual Budget.

                  (a) It is the agreement and intention of the Lessor and the Lessee that the Minimum Rent to Lessor be "net, net, net" of any and all Property Taxes (other than the Phase I First Year Excess Property Tax Amount, if any), insurance costs and premiums, Utilities, maintenance costs and expenses, management fees (as the same shall be limited as hereinafter expressly set forth) and any and all other costs and expenses attributable to the Building (except as otherwise expressly set forth herein), the Real Property, the Parking Area and the Access Area, except as otherwise expressly provided for in this Lease. Accordingly, in addition to the Lessee's payment of all Property Taxes (other than the Phase I First Year Excess Property Tax Amount) as hereinabove set forth in Paragraph 7(b) of this Lease, and its payment of all insurance costs and premiums incurred by the Lessor as hereinabove set forth in Paragraph 8 of this Lease, and all Utilities as hereinabove set forth in Paragraph 9 of this Lease, the Lessee shall also pay for (i) all Grounds Maintenance Costs (hereinafter defined) as hereinafter set forth in this Paragraph 10 of this Lease, and (ii) all maintenance costs and expenses, management fees (as the same shall be limited as hereinafter expressly set forth) and any and all such other costs and expenses attributable to the Building, the Real Property, the Parking Area, the Trailer Storage Area and the Access Area, and (iii) all of the maintenance costs and expenses attributable to the upkeep, maintenance and repairs to the Building (except only for structural repairs only to the roof, foundation and exterior walls of the Building, underground utility lines to the Building and for keeping the roof of the Building in a watertight condition (but not excluding costs associated with the cleaning of gutters and down spouts for which the Lessee shall be responsible for payment) and the "Warranty Items" (hereinafter defined) for a period of twelve (12) months after the (A) Phase I Commencement Date as to those Warranty Items within the Phase I Building and as to those Warranty Items which have been, or which are required under the terms of this Lease to be, completed as of the Phase I Commencement Date, and (B) Phase II Commencement Date, as to those Warranty Items which are required to be completed in connection with the Lessor's construction of the Phase II Building, all of which shall be the Lessor's sole responsibility as provided for hereinafter). Any and all sums which may become due and payable by Lessee under the terms of this Lease (other than the Minimum Rent), together with any late fees, penalties or additional interest thereon for non-payment, shall hereinafter collectively be referred to as "Additional Rent." The Lessor shall provide to the Lessee, upon request, an allocation of the Additional Rent showing in reasonable detail the manner in which the Additional Rent was calculated by the Lessor.

                  (b) The Lessor shall provide the Lessee with an annual budget (as the same may be amended at any time and from time to time by the Lessor, the "Budget") setting forth the Lessor's projection of (i) all insurance costs and premiums, and (ii) all Grounds Maintenance Costs, and (iii) the management fee (as the same shall be limited as hereinafter expressly set forth), and (iv) any and all other costs and expenses included in the Additional Rent which the Lessor reasonably and in good faith anticipates for the current year of the Term (collectively, "Service Costs"); provided, however, Services Costs shall not include any repairs actually covered by any warranty or proceeds of insurance. The foregoing notwithstanding, the costs for Utilities for the Building shall not be included in the Budget and the Lessee shall pay for all of such Utilities directly to the company providing such Utilities to the Building at the time that the Lessee is billed therefor. Anything contained in this Lease to the contrary notwithstanding, the Lessor's preparation of the Budget shall be Lessor's good faith estimate thereof only based upon the actual costs incurred for the prior calendar year plus any reasonably anticipated costs and expenses for the then applicable year, plus any anticipated increases in the actual costs incurred for the prior calendar year (provided, however, any such increases shall not exceed five percent (5%) of said prior year's costs) and the Lessor shall have no liability for any errors or omissions therein and the Lessee shall be responsible for the full payment of any and all actual amounts incurred with respect to all of the foregoing items irrespective of the amounts therefor set forth in the Budget. The Lessee shall pay to the Lessor on the first (1st) day of each calendar month during the Term of this Lease one-twelfth (1/12th) of the amount set forth in the Budget. As soon as reasonably practicable after the expiration of each calendar year, the Lessor shall provide the Lessee with an invoice indicating the difference between the amounts actually incurred for all of the foregoing items for such calendar year and the amounts paid thereon by the Lessee. The Lessor shall, upon the request of the Lessee, provide the Lessee with copies of invoices and back-up documentation used by the Lessor in preparing and providing all Additional Rent statements to the Lessee. The Lessee shall, within thirty (30) days after the Lessee's receipt of such invoice and the back-up documentation reasonably requested by the Lessee, pay to the Lessor any amount set forth therein which represents an underpayment of the amount actually incurred therefor during such calendar year or, if the amount paid by the Lessee toward all of the foregoing items exceeds the actual amounts incurred therefor during such calendar year, then the Lessor shall credit to the Lessee's next monthly payment(s) of Minimum Rent such excess amounts unless such credit for such excess amount paid would occur following the Termination Date, in which event the Lessor will promptly refund such overpayment to the Lessee. The foregoing notwithstanding, if at any time during the Term, the Lessor determines that the Budget is inaccurate, the Lessor may amend such Budget by providing written notice thereof to the Lessee, together with supporting documentation and an explanation of the reason why the Lessor has determined that the Budget is inaccurate. In addition, the Lessor may at any time during the Term provide the Lessee with an additional invoice and supporting documentation for any significant amounts not included in the Budget, whereupon the Lessee shall, within thirty (30) days after the Lessee's receipt of such invoice, pay to the Lessor any amount set forth therein.

         11. Maintenance of the Building; Parking Area, Trailer Storage Area and Access Area.

                  (a) The Lessee shall be responsible for all repairs to the Building (excluding only structural repairs only to the roof, foundation and exterior walls of the Building, underground utility lines to the Building and for keeping the roof of the Building in a watertight condition (but not excluding costs associated with the cleaning of gutters and down spouts for which the Lessee shall be responsible for payment) and the Warranty Items for a period of twelve (12) months after the substantial completion thereof, all of which the Lessor shall be responsible for) and the Lessee shall maintain the same in good condition and repair, normal wear and tear excepted, and shall furnish Lessor prompt written notice of any and all material accidents, fires or other damage occurring on or to the Building. All refuse of any kind shall be removed from the Building at reasonable intervals by, and at the sole cost of, the Lessee.

                  (b) The Lessee shall also be responsible for the costs of exterior landscape maintenance of the Real Property, the Parking Area, the Trailer Storage Area and the Access Area (including grass cutting, the upkeep, maintenance and replacement of all shrubs, plantings and other landscape materials), and snow and ice removal from the Access Area, the Parking Area and the Trailer Storage Area; provided, however, the Lessor shall provide any such exterior landscape maintenance services to the Building and the Real Property and the Lessee shall reimburse the Lessor for all Grounds Maintenance Costs as set forth in Paragraph 10 of this Lease. The Lessee shall make, and shall be responsible for the costs and expenses associated with making, any and all other repairs to the Building, the Parking Area, the Trailer Storage Area and the Access Area except only for structural repairs only to the roof, foundation and exterior walls of the Building, underground utility lines to the Building and for keeping the roof of the Building in a watertight condition (but not excluding costs associated with the cleaning of gutters and down spouts for which the Lessee shall be responsible for payment) and for the Warranty Items during the period of twelve (12) months after the substantial completion thereof. The foregoing notwithstanding, the Lessor may, at its option, elect to provide, or elect to have provided, any maintenance services and repairs with respect to the Building including the mechanical, electrical, plumbing and HVAC system(s) thereof and equipment located therein and, if the Lessor elects to provide any such services, the Lessor may charge, and the Lessee shall pay, such fees for such services as would otherwise be paid to outside parties on a competitive basis. In addition, the Lessor may charge a reasonable management fee with respect to its management of the Building and, in such event, the Lessee shall be responsible for the payment thereof; provided, however, such annual management fee shall equal three percent (3%) of the annual Minimum Rent and such management fee shall be in lieu of any administrative fee or overhead charges of the Lessor with respect to its management of the Building. In addition, the Lessor shall make available to the Lessee the benefit of any manufacturer's warranties that the Lessor receives from the manufacturer(s) of any building equipment or systems with respect to the Building or the equipment or systems located therein; provided, however, the Lessor makes no representation or warranty to the Lessee with respect to the existence of, nor to the extent of, any such warranty(ies). In addition, with respect to the Lessor's Improvements and the existing improvements to the Phase I Building (including the HVAC units, the mechanical equipment in the Building, the structural integrity of the floors, the structural integrity of the concrete dolly pads for the trailer loading areas, the roads and the paved areas only (collectively, the "Warranty Items"), the Lessor shall be responsible for any defects in the construction, workmanship, materials and equipment (but not for ordinary maintenance, servicing and routine repairs for which the Lessee shall be responsible) for a period of twelve (12) months after the (A) Phase I Commencement Date as to those Warranty Items within the Phase I Building and as to those Warranty Items which have been, or which are required under the terms of this Lease to be, completed as of the Phase I Commencement Date, and (B) Phase II Commencement Date as to those Warranty Items within the Phase II Building and as to those Warranty Items which are required to be completed in connection with the Lessor's construction of the Phase II Building; provided, however, the Lessor shall have no responsibility for any such items if any damages are caused by the Lessee's improper use or maintenance thereof and the Lessor shall have no responsibility for any such items after such twelve (12) month period. For purposes of this Paragraph 11, "Grounds Maintenance Costs" shall be any and all costs and expenses incurred by the Lessor with respect to the grounds maintenance and upkeep of the Real Property including, without limitation, all landscape maintenance such as grass cutting, the upkeep, maintenance and replacement of all shrubs, plantings and other landscape materials, snow and ice removal from all exterior portions of the Real Property including all sidewalks, stairways, entrances and exits, the Parking Area, the Trailer Storage Area and the Access Area. If, during the Term of this Lease (but not more frequently than one (1) time in any lease year), the Lessee reasonably believes that the costs being charged by any third party vendor for any services being provided by such vendor to the Real Property or the Building are excessive and if the Lessee is able to procure the same services from another reputable service provider at a cost which is significantly less than the cost that is then being charged, then the Lessee shall so notify the Lessor thereof and the Lessor shall be required to obtain at least two (2) competitive bids (in addition to the Lessee's procured bid) for such services from reputable service providers and the Lessor shall select the lowest qualified bid for such service at the end of the then applicable contract term of the current service provider.

                  12. Quiet Enjoyment. If the Lessee faithfully and diligently performs the terms of this Lease imposed on Lessee, the Lessee shall have exclusive, peaceful possession, use, and quiet enjoyment of the Building during the Term.

                  13. Waiver of Subrogation. Each party hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term for any and all loss or damage to any of its property located within, or upon, or constituting a part of, the Building, which loss or damage is, or is to be, covered, by the terms of this Lease, by valid and collectible fire and extended coverage insurance policies, and if and to the extent reimbursement is made, even if such loss or damage shall be brought about by default or negligence of the other party or by its employees, agents, servants or any persons claiming under them and each party shall include a waiver of subrogation provision in its applicable insurance policy(ies).

         14. Damage or Destruction of the Building. Except as otherwise hereinafter set forth, in the event the Building is damaged or partially destroyed by fire or other casualty, Lessor shall restore the same to substantially the same condition as existed prior to the occurrence of such fire or other casualty. However, in the event the Building shall be damaged or destroyed by fire or other casualty during the last year of the Term to such extent as to preclude the repair and replacement thereof within one hundred and twenty (120) days subsequent to the date of such event, Lessor shall have the right to either utilize the insurance proceeds, if any, to reconstruct the Building or, in the alternative, elect to receive payment of the insurance proceeds and terminate this Lease; provided, however, in such event, if the Lessee properly exercises its Extension Option (hereinafter defined) pursuant to the provisions of Paragraph 38 of this Lease, then the Lessor's right to so terminate this Lease shall become null and void and the Lessor shall then be obligated to so reconstruct the Building. Lessee shall not be obligated to pay any rentals or other amounts under this Lease applicable to any period when the Building is untenantable due to any such damage or destruction; provided, however, the Lessee shall be obligated to pay Rent with respect to any portion of the Building which is actually being occupied and used by the Lessee during the period when the Building is being repaired or restored.

         15.      Condemnation.

                  (a) In the event that all or twenty-five percent (25%) or more of the Building is taken by any condemnation or eminent domain proceedings, then either the Lessee or Lessor shall have the right to terminate this Lease by delivering written notice of such election to the other party, and, in such event, all obligations of Lessee and Lessor hereunder with respect to the period of time subsequent to such taking, shall, thereafter, terminate and this Lease shall be null and void and of no further force and effect. If, however, less than twenty-five percent (25%) of the Building is taken by the exercise of the right of condemnation or eminent domain, this Lease shall continue with respect to the remaining portion of the Building, and the Minimum Rent herein specified to be paid by Lessee shall be ratably reduced according to the area of the Building which is so taken. Lessor shall be entitled to assert and receive any damages due from the condemning governmental unit or other entity exercising any such right of condemnation or eminent domain. The foregoing notwithstanding, the Lessee shall have the right to assert against any such condemning governmental unit or other entity exercising any such right of condemnation or eminent domain a claim for any damages incurred by the Lessee with respect to costs and expenses incurred by the Lessee in connection with the relocation of its business from the Building to another location or losses sustained to its business as a result of the condemnation or eminent domain proceeding or with respect to losses incurred by the Lessee with respect to the value of the Lessee's equipment and trade fixtures and if any such award is not payable directly to Lessee by the condemning authority, then the Lessee shall have the right to receive such award from the award payable to the Lessor if the Lessee's award was contained in, and made a part of, the award paid to the Lessor; provided, however, the Lessee shall not have the right to assert any claim for losses incurred with respect to the Lessee's loss of its leasehold interest.

                  (b) In the event that any material portion of the Parking Area or the Trailer Storage Area is permanently taken by any condemnation or eminent domain proceedings, then, unless the Lessor shall relocate such Parking Area or Trailer Storage Area so taken to another reasonable location on the Real Property in order to restore the parking spaces and/or the trailer storage spaces so taken, the Lessee may elect to terminate this Lease by delivering written notice thereof to the Lessor, whereupon all obligations of Lessee and Lessor under this Lease shall terminate and this Lease shall become null and void and of no further force and effect and, thereafter, neither the Lessor nor the Lessee shall have any further liability under this Lease. Finally, if the access to the Real Property or the Building is permanently taken by any condemnation or eminent domain proceedings so that the Lessee cannot gain access to the Real Property or the Building and if reasonable access to the Real Property or the Building cannot be restored, relocated or otherwise provided to the Real Property and the Building, then the Lessee shall have the right to terminate this Lease by delivering written notice thereof to the Lessor, whereupon all obligations of Lessee and Lessor under this Lease shall terminate and this Lease shall become null and void and of no further force and effect and, thereafter, neither the Lessor nor the Lessee shall have any further liability under this Lease.

         16. No Waste. No waste shall be committed by the Lessee, and at the end of the Term, the Building shall be returned to the Lessor in substantially as good condition as existed on the Phase I Commencement Date with respect to the Phase I Building and as existed on the Phase II Commencement Date with respect to the Phase II Building, ordinary wear and tear and damage by casualty or condemnation excepted.

         17.      Hazardous Substances.

                  (a) The Lessee represents and warrants to the Lessor that the Building, the Parking Area, the Trailer Storage Area, the Access Area and the Real Property shall be kept free from contamination by or from any hazardous substances or hazardous waste (as such terms are defined and/or used in applicable state or federal law or in the regulations issued thereunder including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act) released by Lessee, its agents, employees or contractors. The Lessee also agrees that it will not store, utilize or engage in operations at or within the Building, the Parking Area, the Trailer Storage Area, the Access Area and the Real Property or affecting the Building, the Parking Area, the Trailer Storage Area, the Access Area and the Real Property which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or hazardous waste, medical waste or medical waste products or environmentally deleterious material; provided, however, the Lessee may use and store limited quantities of those hazardous materials as are routinely used in (i) office operations, and/or (ii) warehouse and distribution center operations with respect to the warehousing and distribution of household products and consumer good products for sale to the general public provided the Lessee will at all times, at Lessee's cost and expense, comply with and conform to all laws, statutes, ordinances, rules, regulations, notices and orders of all governmental and regulating authorities or any board of fire underwriters, or any insurance organization or company with respect to the handling, storage, use and treatment of any hazardous substances or waste on or which affect the Building, the Parking Area, the Trailer Storage Area, the Access Area and the Real Property used, stored or released by the Lessee, its agents, employees or contractors. The Lessee shall not cause or permit to exist as a result of an intentional or unintentional action or omission on its part or on the part of any of the Lessee's agents of releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping from, on or about the Building or the Real Property of any such hazardous substances or waste.

                  (b) The Lessee shall indemnify, defend and hold harmless, the Lessor, its successors and assigns, any officer, director, shareholder, employee or any agent of Lessor from any and all liability, damages, costs, claims, suits, actions, legal or administrative proceedings, interests, losses, expenses, and attorney's fees and appellate attorneys' fees (including any such fees and expenses incurred in enforcing this indemnity) resulting from or arising out of, or in any way connected with, injury to, or the death of, any person (including any indemnified party) or damage to property of any kind wherever located and by whomever owned (including that of any indemnified party) or otherwise arising out of, or in any way connected with, the presence on, in or under the Building, the Parking Area, the Trailer Storage Area, the Access Area and the Real Property of any hazardous substances or hazardous waste; provided, however, that it must be shown that such hazardous substance or hazardous waste were introduced in, to or under the Building, the Parking Area, the Trailer Storage Area, the Access Area and the Real Property by the Lessee, or its employees, contractors, agents, invitees, guests, or its successors, assigns or sublessees, if any. This indemnification is an independent covenant and shall survive the expiration or earlier termination of this Lease. Lessee will not be liable in any way for any environmental contamination occurring prior to the Phase I Commencement Date or resulting from acts or omissions that took place prior thereto unless caused by the acts or omissions of the Lessee.

                  (c) Based solely upon those two (2) certain Phase I Environmental Site Assessments, both prepared by Synergist, Inc., one dated January 13, 1997 and the other dated February 12, 1999 (collectively, the "Phase I Assessment"), the Lessor represents and warrants to the Lessee that the Lessor has no knowledge of the existence in the Building or on the Real Property of any contamination by or from any hazardous substances or hazardous waste (as such terms are defined and/or used in applicable state or federal law or in the regulations issued thereunder including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act). The Lessor represents and warrants to the Lessee that the Phase I Assessment is the only report prepared by or for the Lessor regarding the environmental condition of the Real Property and that a true and complete copy of the Phase I Assessment has been provided to the Lessee. The Lessor also agrees that it will not store, utilize or engage in operations at or within the Building, the Parking Area, the Trailer Storage Area, the Access Area and the Real Property or affecting the Building, the Parking Area, the Trailer Storage Area, the Access Area and the Real Property which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or hazardous waste, medical waste or medical waste products or environmentally deleterious material and the Lessor will at all times, at Lessor's cost and expense, comply with and conform to all laws, statutes, ordinances, rules, regulations, notices and orders of all governmental and regulating authorities or any board of fire underwriters, or any insurance organizations or company with respect to the treatment of any hazardous substances or waste on or which affect the Building, the Parking Area, the Trailer Storage Area, the Access Area and the Real Property. The Lessor shall not cause or permit to exist as a result of an intentional or unintentional action or omission on its part or on the part of any of the Lessor's agents of releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping from, on or about the Building or the Real Property of any hazardous substances or waste.

                  (d) The Lessor shall indemnify, defend and hold harmless, the Lessee, its successors and assigns, any officer, director, shareholder, employee or any agent of Lessee from any and all liability, damages, costs, claims, suits, actions, legal or administrative proceedings, interests, losses, expenses, and attorney's fees and appellate attorneys' fees (including any such fees and expenses incurred in enforcing this indemnity) resulting from or arising out of, or in any way connected with, injury to, or the death of, any person (including any indemnified party) or damage to property of any kind wherever located and by whomever owned (including that of any indemnified party) or otherwise arising out of, or in any way connected with, the presence on, in or under the Building, the Parking Area, the Trailer Storage Area, the Access Area and the Real Property of any hazardous substances or hazardous waste existing on, in, or under the Building or the Real Property, the Parking Area, the Trailer Storage Area and/or the Access Area prior to the Phase I Building Commencement Date, or if it is shown to have been introduced in, to or under the Building, the Parking Area, the Trailer Storage Area, the Access Area and the Real Property during the Term, or any extension or renewal thereof or at any other time, by the Lessor, or its employees, contractors, agents, invitees, guests or other lessees. This indemnification is an independent covenant and shall survive the expiration or earlier termination of this Lease.

         18. Compliance with Laws. The Lessor shall construct the Lessor's Improvements in such a manner so that the Lessor's Improvements shall meet and comply with the current building codes of Hazle Township, Luzerne County, the Commonwealth of Pennsylvania and all Federal requirements (other than for the ADA (hereinafter defined)) including, without limitation, the Pennsylvania Universal Accessibility Act. Lessee shall, thereafter, comply with all requirements of duly constituted public authorities, and with the terms of any state or federal statute, regulation, and of any local ordinance, applicable to the Lessee or to the Lessee's use of the Building, the Parking Area, the Trailer Storage Area and the Access Area; provided, however, the Lessee shall have the right to contest the applicability of any such statute, regulation, ordinance or requirements so long as the Lessee takes such measures as are reasonably required(such as the posting of a bond or other surety) in order to assure the Lessor that the Lessor's interests in the Building and the Real Property shall not be jeopardized in anyway by the Lessee's contest of the applicability of any such statute, regulation, ordinance or requirements. In addition, the Lessee shall indemnify, defend and save Lessor harmless from any and all penalties, fines, costs or other damages resulting from the Lessee's failure to so comply with all of such requirements, statutes, regulations or ordinances. With respect to the ADA, if it is finally determined in the form of a non-appealable decision by a court of competent jurisdiction of an enforcement action that the Lessor's Improvements (for which the Lessor is, or was, responsible for the initial construction or renovation pursuant to the provisions of this Lease) fail to comply with the requirements of the Americans with Disabilities Act of 1990 (the "ADA"), as of the date of this Lease, then the Lessor shall, at the Lessor's cost and expense, correct such Lessor's Improvements so that the Lessor's Improvements so initially constructed by the Lessor do comply with the ADA, as of the date of this Lease, and Lessor shall indemnify, defend and save the Lessee harmless from an against all claims and costs (including reasonable attorney's fees and court costs) resulting from Lessor's Improvements' failure to so comply with the requirements of the ADA.

         19. Hold Over. Except as Lessor otherwise may consent in writing, Lessee agrees, without further notice or demand, to promptly surrender possession of the Building to Lessor at the expiration, or earlier termination, of this Lease. Any holding over by Lessee beyond the Term shall be under and subject to the same terms and provisions as contained herein, except, however, that the Minimum Rent shall, after the end of the Term, be one hundred and fifty percent (150%) of the Minimum Rent as existed in the immediately preceding month and, in all such events, the term of any such hold over shall be on a month-to-month basis and shall be terminable upon thirty (30) days notice to either party by the other.

         20.      Improvements to Building; Alterations.

                  (a) The Lessor shall, prior to (i) the Phase I Commencement Date, substantially complete, or cause Mericle Construction, Inc. (the "Contractor") to substantially complete, those improvements to the Phase I Building as are more particularly described on the Plans and Specifications set forth on Exhibit "E-1" attached hereto and made a part hereof (the "Phase I Lessor's Improvements"), and (ii) the Phase II Commencement Date, substantially complete, or cause the Contractor to substantially complete, the construction of the Phase II Building and those improvements to the Phase II Building as are more particularly described on the Plans and Specifications set forth on Exhibit "E-2" attached hereto and made a part hereof (the "Phase II Lessor's Improvements"). The Phase I Lessor's Improvements and the Phase II Lessor's Improvements are hereinafter collectively referred to as the "Lessor's Improvements". The Lessor, or the Contractor, shall construct the Lessor's Improvements in a good and workmanlike manner.

                  (b) The Lessee shall substantially complete, or cause the substantial completion of, those improvements to (i) the Phase I Building as are more particularly described on the Plans and Specifications set forth on Exhibit "F-1" attached hereto and made a part hereof (the "Phase I Lessee's Improvements"), and (ii) the Phase II Building as are more particularly described on the Plans and Specifications set forth on Exhibit "F-2" attached hereto and made a part hereof (the "Phase II Lessee's

Improvements"). The Phase I Lessee's Improvements and the Phase II Lessee's Improvements are hereinafter collectively referred to as the "Lessee's Improvements". The Lessee may commence construction of the applicable Lessee's Improvements only after providing reasonable prior notice to the Lessor. Lessor and Lessee shall coordinate the performance of their respective construction activities with one another so that the Lessor and the Lessee minimize interference with the other party's construction activities. The Lessee shall construct, or cause to be constructed, the Lessee's Improvements in a good and workmanlike manner. Except as provided in Subparagraph 20(c) below, the Lessee may not make any changes, alterations or substitutions to the Lessee's Improvements once they have been approved by the Lessor without first obtaining the Lessor's prior written consent to any such changes, alterations or substitutions, such consent of the Lessor shall not be unreasonably withheld. conditioned or delayed.

                  (c) The Lessee may not make any structural alterations (other than the Lessee's Improvements as hereinabove defined) to the Building without Lessor's prior written consent, which consent shall be in the sole and absolute discretion of the Lessor. In addition, the Lessee may not make any other alterations, changes or improvements to the Building which affect, in any way, the mechanical, electrical or plumbing systems of the Building without first obtaining the Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The foregoing notwithstanding, the Lessee may, however, construct any non-structural alterations or improvements to the Building or any other alterations or improvements which do not affect, in any way, the mechanical, electrical or plumbing systems of the Building after providing notice to the Lessor (along with a copy of the plans, if any, and a list of materials to be used with respect to any such non-structural alterations or improvements or any other alterations or improvements which do not affect, in any way, the mechanical, electrical or plumbing systems of the Building), but without requiring the Lessor's consent with respect thereto. All such alterations and improvements permitted hereunder or made with the Lessor's prior written consent as hereinabove set forth shall become the property of the Lessor upon the termination of this Lease without the necessity of any further notice or action on the part of the Lessor or the Lessee and without any reimbursement or compensation therefor by the Lessor to the Lessee; provided, however, that, notwithstanding the foregoing, so long as the Lessee is not in default under this Lease, and, during the Term, the Lessor shall not have title to, and Lessee shall have the right to remove, its trade fixtures, moveable office equipment and furniture.

                  (d) Except as otherwise provided in this Lease, the Lessee shall, at its own cost and expense, immediately upon the expiration or earlier termination of this Lease, return the Building to the Lessor in substantially as good condition as existed on the Phase I Commencement Date with respect to the Phase I Building, ordinary wear and tear and damages by casualty or condemnation excepted and as existed on the Phase II Commencement Date with respect to the Phase II Building, ordinary wear and tear and damages by casualty or condemnation excepted and, in the event that the Lessee does not do so in a good and workmanlike manner, the Lessor may do so and, in such event, the Lessee shall be responsible for all costs and expenses associated therewith and the Lessor may, in addition to all other rights and remedies available to it in law or at equity, apply the Deposit toward the same. The foregoing notwithstanding, the Lessee shall not be obligated to remove any of the Lessor's Improvements or those portions of the Lessee's Improvements which were constructed in the Building (i) with the prior written approval of the Lessor and to which the Lessor did not indicate in writing, at the time of its providing such prior written approval for the construction thereof, that the Lessee would be under an obligation to remove the same at the expiration or earlier termination of this Lease, or (ii) as expressly permitted under this Lease without the Lessor's approval; provided, however, the Lessor's Improvements and such Lessee's Improvements shall immediately and automatically become the property of the Lessor upon the expiration or earlier termination of this Lease without the necessity of any further notice or action on the part of the Lessor or the Lessee and without any reimbursement or compensation therefor by the Lessor to the Lessee. Any Lessee's Improvements or other alterations made to the Building either without the Lessor's prior written consent where such consent was required, or with such prior written consent of the Lessor but to which the Lessor indicated must be removed upon the expiration or earlier termination of this Lease, shall be removed by the Lessee upon the expiration or earlier termination of this Lease and the Building shall be restored by the Lessee to the same condition as existed as of the Commencement Date, all at the Lessee's sole cost and expense. The Lessor and the Lessee hereby acknowledge and agree that the Lessee may, upon the Termination Date, elect to either (i) remove the Lessee's racking from the Building provided, however, if the Lessee elects to do so, then the Lessee shall cut all bolts and other fasteners which are used to secure such racking to the floor so that they are completely flush with the floor and then fill and grout such areas so that the affected portions of the floor are left smooth and not pitted, or (ii) leave the Lessee's racking in the Building, whereupon such racking shall automatically become the property of the Lessor.

                  (e) Whenever a period of time is prescribed in this Lease for action to be taken by the Lessor regarding the construction of the Lessor's Improvements, the Lessor shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any unavoidable delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations or restrictions or any other cause of any kind whatsoever which is beyond the reasonable control of the Lessor (collectively, "Force Majeure").

                  (f) If any mechanics' liens are placed upon the Building or the Real Property as a result of Lessee's act or omission, Lessee will, upon being notified of same, promptly remove them as a lien against the Building and the Real Property either by payment, bonding or other method prescribed by law. The foregoing notwithstanding, the Lessee shall have the right to contest any such mechanic's liens provided the Lessee posts a bond or other surety reasonably acceptable to the Lessor in order to remove any such lien against the Building or the Real Property pending the Lessee's final resolution thereof.

         21. Signs. Except as otherwise expressly set forth in this Paragraph 21, the Lessee hereby agrees that it will not place or suffer to be placed or maintained on any exterior door, exterior wall or window of the Building or elsewhere on the Real Property any sign, awning or canopy, or advertising matter of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or exterior door of the Building, which is not, in all events, in conformity with the rules and regulations of the Park, without first obtaining Lessor's prior written approval and consent, such approval and consent thereto not to be unreasonably withheld, conditioned or delayed by the Lessor. The foregoing notwithstanding, the Lessee shall have the right to erect, at its sole cost and expense, a tombstone sign at the entrance to the Real Property and the Lessee shall also have the right to affix to the exterior walls of the Building, building-mounted signage once the Lessor has reviewed and approved the Lessee's proposed design, size, location and method of installation of such signage, such approval not to be unreasonably withheld, conditioned or delayed. Once the Lessor has approved the Lessee's signage, the Lessor may not revoke or change any such approval. Lessee further agrees to maintain such sign as may be approved by Lessor in good condition and repair at all times and upon the expiration of this Lease, the Lessee shall, at the direction of the Lessor and at the Lessee's cost and expense, remove any such identification signage (leaving any pylon, monument, base, frame or other mechanism to which the Lessee's identification sign was attached and all lighting and electrical appurtenances thereto) and the Lessee shall repair any damage to the Building, pylon, monument, base, frame or other mechanism to which the Lessee's identification sign was attached as a result of the Lessee's attachment of its signage thereto. In addition, the Lessor's name and logo shall be included on any monument sign in front of the Building (such Lessor's sign shall be situated on the monument sign beneath the Lessee's identification sign) indicating that the Building is owned and managed by the Lessor (the size, style and colors of any such Lessor's sign and logo shall be similar to Lessor's other signs and logo within Northeastern Pennsylvania).

         22. Liability. The Lessor shall not be liable for any injury to any person while on or in the Building or on the Real Property or for damage to property while located in or on the Building or the Real Property, whether owned by Lessor, Lessee or third parties, whether caused by or resulting from any act, or omission, of Lessor or any of its respective agents, servants or employees, or by fire, or by any other casualty or condition existing on or resulting to the Building or the Real Property during the Term (except for acts caused intentionally or by the negligence of Lessor, its agents, employees or contractors or resulting from the Lessor's failure to perform its obligations under this Lease), and Lessee shall maintain all of the insurance policies and coverages referred to in this Lease which the Lessee is required to secure and carry under this Lease and to insure Lessor against any loss or liability on account of any such claim. Lessor shall not be liable for any damage to any property at any time located within or about the Building or the Real Property including, but not limited to, property of Lessee, by whatsoever cause (except for acts caused intentionally or by the negligence of Lessor, its agents, employees or contractors or resulting from the Lessor's failure to perform its obligations under this Lease), nor shall Lessor be liable in any claim for damages by reason of inconvenience or interruption to the business of Lessee, irrespective of the cause therefor (except for acts caused intentionally or by the negligence of Lessor, its agents, employees or contractors or resulting from the Lessor's failure to perform its obligations under this Lease).

         23.      Assignment and Sublease.

                  (a) The Lessee may, at any time, sublease the Building or any portion thereof or assign this Lease without the prior written consent of the Lessor; provided, however, that (i) in the event of any such subletting or assignment, the Lessee and the Guarantor (hereinafter defined) shall, except as otherwise hereinafter expressly provided, both continue to remain liable to Lessor for all sums due hereunder and for the performance of all covenants and duties of Lessee, and (ii) the Lessee must prove, to the reasonable satisfaction of the Lessor, that the business of such proposed assignee or sublessee poses no greater fire, casualty risk, or potential for environmental contamination to the Building than did the business of the Lessee. In the event of any sublease or assignment by the Lessee under this Paragraph 23, the Lessee shall be responsible, at its sole cost and expense, for performing all of the leasehold improvements and tenant fit-out requirements (i.e., the construction of any demising walls and so forth) required to comply with all building codes and other governmental approvals with respect to any such sublease or assignment. Anything contained in this Lease to the contrary notwithstanding, if the Lessee elects to assign this Lease to an assignee which is a company designated to be in the top 50 of the "Fortune 500" companies, as of the effective date of any such proposed assignment, then, and in such event, upon such assignment to a top 50 "Fortune 500" company and upon such company's assumption or guaranty of all of the Lessee's obligations under this Lease in a manner which is reasonably acceptable to the Lessor, the Lessee and the Guarantor shall be relieved of all further liability under this Lease.

                  (b) If, pursuant to the provisions of this Paragraph 23, the Lessee subleases any portion of the Building or assigns its interest under this Lease as permitted under this Lease, then the Lessee shall pay to Lessor fifty percent (50%) of the Sublease Profits (hereinafter defined) when received in respect of such sublease or assignment. The "Sublease Profits," as such term is used in this Paragraph 23 of this Lease, shall mean any rent, consideration, income, remuneration or other sums or value received from any sublessee or assignee which is in excess of the Minimum Rent and all Additional Rent payable by the Lessee under this Lease for such period of time; provided, however, in calculating any such excess, any reasonable and direct costs and expenses actually incurred and paid by the Lessee to secure any such sublessee or assignee (such as reasonable leasing commissions, reasonable attorney's fees and expenses or rent abatements or inducements or subtenant improvement allowances and including any recapture of the Lessee's initial fit-out costs of the Building, but not the costs of moving to the Building) shall be credited against, and deducted from, any such rent, consideration, income or other sum received by the Lessee in connection with any such sublease or assignment; provided, however, Lessee's obligation to pay Rent shall in no way be reduced in the event the rent, consideration, income or other sum received by Lessee in connection with such sublease or assignment is less than the Rent payable hereunder. Nothing contained in this Paragraph 23 shall be construed as modifying, in any way, the requirements for an assignment of this Lease or sublease of the Building pursuant to this Paragraph 23 nor construed as modifying, in any way, the Lessee's (or the Guarantor's) continued liability for all of the payment and performance obligations of the Lessee under this Lease. The foregoing notwithstanding, the Sublease Profits shall be split 50/50 between the Lessor and the Lessee, but only with respect to the initial Term of this Lease and, therefore, with respect to any subleases which occur during either of the Extension Periods, all Sublease Profits shall be paid to, and retained by, the Lessor and the Lessee shall have no right to any such Sublease Profits during either of the Extension Periods.

                  (c) If, following a permitted sublease as hereinabove set forth, the Lessee is in breach of any of the obligations under this Lease, then the Lessor agrees to send a written notice of such breach to such sublessee(at the last known address of such sublessee which was provided to the Lessor in writing) (as well as to the Lessee) and such sublessee shall have the same time periods provided to the Lessee hereunder in order to cure any such breach; provided, however, if such breach is not properly cured by the Lessee within such permitted time period, the sublessee hereunder shall have an additional ten
(10) days after the expiration of such permitted time period within which to cure such breach. In addition, if, following a permitted assignment of this Lease as hereinabove set forth, the assignee is in breach of the obligations under this Lease, then the Lessor agrees to send a written notice of such breach to the prior (i.e., assignor) Lessee (at the last known address of the Lessee which was provided to the Lessor in writing by the Lessee) (as well as to the then current Lessee) and the prior (i.e., assignor) Lessee shall have the same time periods provided to the then current Lessee hereunder in order to cure any such breach; provided, however, if such breach is not properly cured by the then current Lessee within such permitted time period, the prior (i.e., assignor) Lessee hereunder shall have an additional ten (10) days after the expiration of such permitted time period within which to cure such breach.

         24. Inspection of the Building. It is further agreed and understood that the Lessor may enter the Building at any time during the Term, upon reasonable advance notice to Lessee, in the presence of the Lessee and during Lessee's business hours for the purposes of (a) ascertaining whether the Building is kept in good order and repair; except, however, in an emergency situation, in which event, the Lessor shall have the right to enter in and upon the Building absolutely and without notice, and (b) showing the Building for the Lessor's marketing purposes to other prospective tenants, purchasers, lenders or other parties with whom the Lessor conducts, or is interested in conducting, business provided, however, the Lessor shall first coordinate any such showing of the Building pursuant to this subparagraph 24(b) with the Lessee's senior management at the Building in order to minimize any interference with the Lessee's business operations within the Building.

         25.      Default; Cumulative Remedies.

                  (a) If the Lessee (i) does not pay in full any installment of Rent, and/or other charge or payment herein agreed to be paid by Lessee, within the period of ten (10) days after notice thereof from the Lessor to the Lessee, or (ii) violates or fails to perform or otherwise breaches any covenant or agreement herein contained, which violation, failure or breach remains uncured for a period of thirty (30) days after written notice has been given by Lessor to Lessee (provided, however, if any such non-monetary default of the Lessee requires more than thirty (30) days within which to cure such non-monetary default, then the Lessee shall have an additional reasonable period of time within which to cure such default and no breach or default shall be deemed to exist so long as the Lessee promptly commences such cure and diligently and in good faith pursues such cure to completion and so long as such additional reasonable period of time for Lessee's cure does not jeopardize the Lessor's interest in the Building or the Real Property or impose any additional risk upon the Lessor), or (iii) makes an assignment for the benefit of creditors, or if a petition is filed by (and granted) or filed against Lessee for the appointment of a receiver, resulting in an order or decree which continues unstayed and in effect for a period in excess of sixty (60) days, or a bill in equity or other proceeding for the appointment of a receiver of Lessee is filed and granted, resulting in an order or decree which continues unstayed and in effect for a period in excess of sixty (60) days or if proceedings for reorganization or composition of creditors under any state or federal law is instituted by or against Lessee, resulting in an order or decree which continues unstayed and in effect for a period in excess of sixty (60) days, THEN, and in any of said events, there shall be deemed to be by virtue thereof, a breach of this Lease and Lessor may:

                  (A) declare all or any part of the Rent for the entire unexpired balance of the Term of this Lease to be immediately due and payable and the Lessee shall be obligated to pay the same and, with respect to any installment of Rent which is not received by the Lessor on the date set forth for payment, the Lessee shall be obligated to pay to the Lessor, the Late Fee, the Late Interest and the Late Costs, all of which shall be due under this Lease as, and shall become, Additional Rent; provided, however, any such accelerated Rent which shall be paid by the Lessee to the Lessor prior to the date upon which it would have otherwise been due and payable had no such breach or default of the Lessee occurred, shall be discounted to its then present value, as of the date of the Lessee's actual payment thereof, using an annual discount rate equal to the Prime Rate as then exists; and provided, further, the Lessor shall use reasonable efforts to relet the Building and otherwise mitigate the Lessee's damages and any Rent actually received by the Lessor from any replacement lessee which is applicable to the then unexpired balance of the Term of this Lease shall be used first to pay the Lessor for all of its costs and expenses associated with reletting the Building and then any amounts actually received by the Lessor from any such replacement lessee which is applicable to the then unexpired balance of the Term of this Lease and which is in excess of the Rent due for the then unexpired balance of the Term of this Lease shall be promptly refunded to the Lessee until the Lessee has been repaid for the accelerated Rent which it actually paid to the Lessor; and/or

                  (B) terminate the Term of this Lease by legal proceedings without any right on the part of the Lessee to save the forfeiture by payment of any sum then due or by other performance of any condition, term or covenant; and/or

                  (C) collect from Lessee any and all reasonable costs and expenses incurred by Lessor or as a result of the Lessee's breach including, without limitation, reasonable attorneys' fees which Lessor was required to incur in enforcing the terms of this Lease and utilize the Deposit to pay the same; and/or

                  (D) assert and pursue any and all such other rights and remedies available to Lessor in law or at equity.

         (b) All of the remedies hereinbefore given to Lessor and Lessee and all rights and remedies given to them by law or equity shall be cumulative and concurrent. The exercise by either Lessor or Lessee of any particular right shall not be a waiver by either party of any other right herein granted to Lessor and/or Lessee. If Lessor, at any time or times, shall accept the Rent or the payment of other charges due from Lessee hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasion or constitute or be construed as a waiver of any of Lessor's rights.

         (c) Should any party hereto employ an attorney for the purpose of enforcing rights under this Lease, or any amendment thereto, or any judgment based on this Lease, in any legal proceeding whatsoever, including bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party reimbursement for all reasonable attorneys' fees and all court costs and expenses, and such reimbursement shall be included in any settlement, judgment or final order issued with respect to that proceeding. The "prevailing party" means the party which has clearly prevailed with respect to its position.

         (d) If the Lessor violates or fails to perform or otherwise breaches any covenant or agreement herein contained, which violation, failure or breach remains uncured for a period of thirty

(30) days after written notice has been given by Lessee to Lessor, which written notice from Lessee to Lessor shall expressly include a statement that Lessee may resort to self-help pursuant to the provisions of Subparagraph (A) below if the Lessor has not cured such violation, failure or breach within such time period (provided, however, if any such default of the Lessor requires more than thirty
(30) days within which to cure such default, then the Lessor shall have an additional reasonable period of time within which to cure such default and no breach or default shall be deemed to exist so long as the Lessor promptly commences such cure and diligently and in good faith pursues such cure to completion), then, or in such event, there shall be deemed to be by virtue thereof, a breach of this Lease and Lessee may:

                  (A) resort to self-help in order to cure Lessor's violation, failure or breach and seek reimbursement from the Lessor for all reasonable costs and expenses incurred by the Lessee in curing Lessor's violation, failure or breach; provided, however, the Lessee shall have no right to offset Rent with respect to such reimbursement of such costs and expenses except as otherwise expressly provided in Subparagraph (B) below; and/or

                  (B) collect from the Lessor any and all reasonable and actual direct costs and expenses (but not any consequential or punitive damages) incurred by Lessee as a result of the Lessor's violation, failure or breach including, without limitation, reasonable attorney's fees which Lessee was required to incur in enforcing the terms of this Lease; provided, however, the Lessee shall not offset Rent with respect to such reimbursement of such costs and expenses until after the Lessee has obtained from a court of competent jurisdiction a final and non-appealable judgment against the Lessor with respect to such violation, failure or breach by the Lessor and, in the event the Lessee has so obtained from a court of competent jurisdiction a final and non-appealable judgment against the Lessor with respect to such violation, failure or breach by the Lessor, then such offset of Rent may only be up to the amount set forth in such judgment; and/or

                  (C) assert and pursue any and all such other rights and remedies available to Lessee in law or at equity provided, however, any such other rights and remedies shall be specifically limited and controlled by the provisions of Subparagraphs 25(d)(A) and (B) above.

         26.      Representations and Warranties.

                  (a) Lessee's Representations and Warranties. The Lessee hereby represents and warrants to the Lessor as follows:

                           (i)      the Lessee is a corporation legally
organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania;

                           (ii)     the Lessee has the full legal authority and
power to enter into, and to perform its obligations under, this Lease;

                           (iii)    all requisite corporate action has been
taken by the Lessee to legally authorize the execution and delivery of this Lease and the performance of its obligations hereunder; and

                           (iv)     this Lease is, and shall be, legally binding
upon, and enforceable against, the Lessee in accordance with its terms.

                  (b) Lessor's Representations and Warranties. The Lessor hereby represents and warrants to the Lessee as follows:

                           (i)      the Lessor is an adult individual residing
in the Commonwealth of Pennsylvania;

                           (ii)     the Lessor has the full legal authority and
power to enter into, and to perform its obligations under, this Lease; and

                           (iii)    the Lessor owns fee simple title to the Real
Property, subject to any liens, claims, encumbrances or restrictions of records; and

                           (iv)     this Lease is, and shall be, legally binding
upon, and enforceable against, the Lessor in accordance with its terms.

         27. Binding Upon Successors and Assigns. All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to, and be binding upon, their respective heirs, personal representatives, successors and permitted assigns.

         28. Mortgages. This Lease shall become subject and subordinate to all mortgages which hereafter affect this Lease or the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof upon the holder of any mortgage upon the Building or the Real Property providing to the Lessee an agreement, in a form which is mutually and reasonably acceptable to the Lessee and the Lessor's mortgage holder, providing, among other things, that so long as the Lessee is not in default of its obligations under this Lease after receipt of required notice thereof and expiration of any applicable cure periods, the Lessee's rights under this Lease shall continue without disturbance by such mortgage holder. In confirmation of such subordination, non-disturbance and attornment, the Lessee shall execute promptly any reasonable certificate that Lessor, or its mortgagee(s), may request pursuant thereto.

         29. Severable. The terms, covenants and provisions of this Lease are severable and divisible and, if any of the said terms, covenants and provisions shall be invalidated by law or for other reason, the force and effect of the other terms, covenants and provisions shall be deemed to be unaffected and be legally enforceable as though the provisions invalidated had not been herein set forth.

         30. Notice. Any notice required to be given hereunder shall be given to parties hereto as follows or at such other addresses as the parties hereto, or either of them, may from time to time designate by notification to the other in writing by registered or certified mail, postage prepaid:

                  If to Lessor:              Mr. Robert K. Mericle
                                             c/o Mericle Development Corp.
                                             600 Baltimore Drive
                                             East Mountain Corporate Center
                                             Wilkes-Barre, Pennsylvania 18702

                  With a copy to:            Lewis A. Sebia
                                             Chief Operating Officer
                                             Mericle Development Corp.
                                             600 Baltimore Drive
                                             East Mountain Corporate Center
                                             Wilkes-Barre, Pennsylvania  18702

                  If to Lessee:              Lechters Pennsylvania, Inc.
                                             1 Cape May Street
                                             Harrison, New Jersey  07029-2404
                                             Attention: Chief Financial Officer

                  With a copy to:            Lechters, Inc.
                                             (as the Guarantor)
                                             1 Cape May Street
                                             Harrison, New Jersey  07029-2404
                                             Attention: Chief Financial Officer

                  And with a copy to:        Sheon Karol, Esquire
                                             Vice President and General Counsel
                                             Lechters, Inc.
                                             1 Cape May Street
                                             Harrison, New Jersey  07029-2404

         31. No Recording. This Lease shall not be recorded with the Recorder of Deeds or in any other public office for the recording of documents. Both Lessor and Lessee agree that this Lease is binding upon each of them and is enforceable with respect to the Building without such recording; provided, however, the Lessor and the Lessee hereby agree to execute and record in the Office of the Recorder of Deeds in and for Luzerne County, Pennsylvania a Memorandum of this Lease in the form attached as Exhibit "G" hereto and made a part hereof (the "Memorandum") and the cost of recording such Memorandum shall be borne by the Lessee. Simultaneously with the execution of the Memorandum, the Lessor and the Lessee shall also execute and deliver to the escrow agent (the "Escrow Agent") identified in the Escrow Agreement (hereinafter defined) a Termination of Memorandum which shall be in the form attached as Exhibit "H" hereto and made a part hereof (the "Termination"). The Escrow Agent shall hold the Termination in escrow pursuant to the terms and conditions set forth in the Escrow Agreement which shall be executed by each of the Lessor, the Lessee and the Escrow Agent simultaneously with the execution of this Lease and which Escrow Agreement shall be in the form attached as Exhibit "I" hereto and made a part hereof (the "Escrow Agreement"). The Escrow Agent shall immediately record the Termination in the Office of the Recorder of Deeds in and for Luzerne County, Pennsylvania in accordance with the terms of the Escrow Agreement.

         32. Broker. Except as otherwise expressly set forth in this Paragraph 32, neither party has any responsibility to compensate any broker in connection with the execution of this Lease. The foregoing notwithstanding, upon the execution and commencement of this Lease, the Lessor shall pay a leasing brokerage commission to Insignia ESG (the "Broker") pursuant to a separate written agreement between the Lessor and the Broker. Except for the leasing commission to the Broker, each party hereby agrees to indemnify, defend and hold the other harmless from and against any liability, obligation, cost, fee or expenses arising as a result of any claim by or through the indemnitor. The Lessor shall indemnify, defend and hold the Lessee harmless from and against any liability, obligation, cost, fee or expense arising as a result of any claim by the Broker.

         33. Estoppel Certificates. The Lessor and the Lessee agree at any time, within twenty (20) days' written request of the other, to execute, acknowledge and deliver to the other party a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications), and the dates to which the Minimum Rent, Additional Rent and other charges have been paid in advance, if any, it being intended that any such statement pursuant to this Paragraph 33 may be relied upon by the parties and any prospective purchaser, mortgagee, permitted assignee or permitted sublessee of the Building or Real Property.

         34. Guaranty. The Lessee shall, on or before the date of this Lease, deliver to the Lessor a fully-executed Guaranty and Suretyship Agreement in the form attached as Exhibit "K" hereto and made a part hereof (the "Guaranty") from Lechters, Inc., the Lessee's parent company (the "Guarantor"). Pursuant to the Guaranty, the Guarantor shall unconditionally and irrevocably guaranty all of the payment and performance obligations of the Lessee under this Lease.

         35. Financial Information. The Lessee shall deliver to the Lessor, prior to the date of this Lease and thereafter from time to time during the Term and upon the request of the Lessor, the most recent Annual Report of the Guarantor.

         36. Limited Liability of Lessor. Notwithstanding any provision to the contrary contained herein, Lessee shall look solely to the estate of Lessor in and to the Real Property and the Building only (and the proceeds of any sale thereof but only if the Lessee has prior to, or as of, the actual date of any such sale, secured a judgment from a court of competent jurisdiction against the Lessor and then the proceeds of such sale of the Building or the Real Property may be attached by the Lessee, but only up to the amount of the judgment so secured prior to, or as of, the date of such sale in order to satisfy the judgment so secured by the Lessee and if the Lessor's default under this Lease relates to the Lessor's failure to restore the Building following an event of casualty or condemnation action as it is required to do under the terms of this Lease, then the insurance proceeds or condemnation awards received by the Lessor shall be included as well) (collectively, the "Specified Assets") in the event of any claim against Lessor arising out of or in connection with this Lease, the relationship of Lessor and Lessee or Lessee's use of the Building (collectively, "Lessee's Claims"), and Lessee agrees that the liability of Lessor arising out of or in connection therewith shall be limited to the Specified Assets. No properties or assets of Lessor, other than the Specified Assets, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Lessee arising out of or in connection with the Lessee's Claims. Anything contained in this Lease to the contrary notwithstanding, the Lessor may, at its option, and without providing notice to, or obtaining the consent of, the Lessee, sell, transfer or convey the Real Property or the Building thereon and, in accordance therewith, the Lessor may, at its option, and without providing notice to, or obtaining the consent of, the Lessee, assign this Lease to any purchaser or transferee of the Real Property, the Building or any portion thereof and upon such assignment, the Lessor's assignee shall automatically become the Lessor under this Lease and the Lessor herein stated shall, from and after the effective date of such assignment, be relieved of all further liability under this Lease.

         37.      Paragraph 37 Has Been Intentionally Deleted.

         38.      Extension Options.

                  (a) The Lessor grants to the Lessee two (2) consecutive options (individually, an "Extension Option" and collectively, the "Extension Options") to extend the Term of this Lease, each of such options being for a period of five (5) years (hereinafter collectively referred to as the "Extension Periods"), provided the Lessee exercises such Extension Options as set forth below, and provided further that, except as otherwise provided in Paragraph 39(c) below, there has been no assignment of this Lease or sublease of the Building or any portion thereof by the Lessee and provided that there exists either on the date the Lessee notifies the Lessor of its intent to exercise either of the Extension Options or at any time thereafter up to and including the date upon which the applicable Extension Period is to commence, no uncured default under this Lease. The Extension Options shall be personal to the Lessee and, except as otherwise provided in Paragraph 39(c) below, the same shall not be applicable to any successor or assignee of the Lessee (other than a corporate successor or affiliate of the Lessee) and, except as otherwise provided in Paragraph 39(c) below, the Lessee's successors or assigns (other than a corporate successor or affiliate of the Lessee) may not exercise the Extension Options as set forth in this Lease and as permitted under the terms of this Lease. The Lessee may exercise each of such Extension Options only by serving on the Lessor written notice of its intent to exercise the applicable Extension Option (the "Lessee's Exercise Notice") on that date which is twelve (12) months prior to (i) the Termination Date in the case of the first Extension Period (the "First Extension Period"), and (ii) the expiration of the First Extension Period in the case of the second Extension Period (the "Second Extension Period"). The First Extension Period, if properly exercised pursuant to the provisions of this Paragraph 38, shall commence (except as may otherwise be provided under Paragraph 39(f) below) on that date which is ten (10) years and six (6) months after the Phase I Commencement Date and the Second Extension Period, if properly exercised pursuant to the provisions of this Paragraph 38, shall commence (except as may otherwise be provided under Paragraph 39(f) below) on that date which is fifteen (15) years and six (6) months afer the Phase I Commencement Date. In the event the Lessee does not timely and properly exercise its Extension Options to extend the Term of this Lease for the Extension Periods, or if the Lessor has not received the Lessee's Exercise Notice by that date which is twelve (12) months prior to (a) the Termination Date, in the case of the First Extension Period, and (b) the expiration of the First Extension Period in the case of the Second Extension Period, then this Paragraph 38 shall become null and void and of no further force and effect and the Lessee shall have no such Extension Options.

                  (b) Once the Lessee exercises either of its Extension Options, such exercise may not be revoked except as provided in Subparagraph (iii) below. Anything contained in this Lease to the contrary notwithstanding, the Lessee's exercise of either of its Extension Options shall be applicable only to the entire Building (i.e., all of the Phase I Building and the Phase II Building and the Phase III Building, if applicable) and the Lessee shall not have the right to exercise either of its Extension Options for only a portion of the Building. The Minimum Rent for the first (1st) year of the First Extension Period shall be equal to one hundred and ten percent (110%) of the Minimum Rent as existed immediately prior to the Termination Date. The Minimum Rent for the first (1st) year of the Second Extension Period shall be equal to ninety-five percent (95%) of the then "Fair Market Rental Rate" (hereinafter defined) for the Building; provided, however, the Minimum Rent for the first (1st) year of the Second Extension Period shall in no event be less than one hundred and ten percent (110%) of the Minimum Rent as existed immediately prior to the final day of the First Extension Period. The term "Fair Market Rental Rate" for the purposes of this Lease shall mean the annual amount of Minimum Rent that a willing, comparable lessee would pay, and a willing, comparable lessor of a comparable building as the Building (in its "as is" condition) in the vicinity of the Building would accept, at arm's length, for a comparable amount of space for a comparable period of time. In order to determine the Minimum Rent for the first
(1st) year of the Second Extension Period, the Lessor shall propose to Lessee a Fair Market Rental Rate by using its good faith judgment. The Lessor shall provide to the Lessee written notice of such proposed Fair Market Rental Rate within fifteen (15) days after the date that the Lessor receives the Lessee's Exercise Notice applicable to the Second Extension Period. The Lessee shall have fifteen (15) days (the "Lessee's Review Period") after receipt of the Lessor's notice of the proposed Fair

Market Rental Rate within which to accept or reject such proposed Fair Market Rental Rate. If the Lessee does not accept the Lessor's proposed Fair Market Rental Rate, then it must reject the same by providing written notice of such rejection to the Lessor prior to the expiration of the Lessee's Review Period. If the Lessee does not provide a written notice of rejection to the Lessor prior to the expiration of the Lessee's Review Period, then the Lessee shall conclusively be deemed to have accepted the Lessor's proposed Fair Market Rental Rate and the Minimum Rent for the first (1st) year of the Second Extension Period shall be equal to the Lessor's proposed Fair Market Rental Rate. In the event, however, that the Lessee timely and properly rejects the Lessor's proposed Fair Market Rental Rate by delivering to Lessor written notice of Lessee's rejection thereof prior to the expiration of the Lessee's Review Period, then the Lessee shall, at the time of providing its written notice to Lessor rejecting the Lessor's proposed Fair Market Rental Rate, also provide to the Lessor a written counter-proposal proposing a different Fair Market Rental Rate for the Building for the first (1st) year of the Second Extension Period. The Lessor and the Lessee shall negotiate in good faith to attempt to reach a mutually acceptable Fair Market Rental Rate for the first (1st) year of the Second Extension Period; provided, however, if, within fifteen (15) days after the Lessor's receipt of the Lessee's counter-proposal, the Lessor and the Lessee have been unable to reach a mutually agreeable Fair Market Rental Rate for the first (1st) year of the Second Extension Period, then either party may require that the determination of the Fair Market Rental Rate be made as follows:

(i) The Lessor and the Lessee shall attempt to agree upon, and jointly appoint, a single real estate appraiser who shall, by profession, be a licensed real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial/industrial/manufacturing properties in the vicinity of the Building and shall not be affiliated with either of the Lessor or the Lessee. The real estate appraiser so appointed shall determine the Fair Market Rental Rate of the Building for the first (1st) year of the Second Extension Period within fifteen
(15) days of his/her appointment, taking into account the requirements of this Paragraph 38 regarding the same. Such real estate appraiser may conduct such investigation as the real estate appraiser, in his or her sole discretion, determines is necessary.

                  (ii) If the Lessor and the Lessee fail to agree upon and appoint a real estate appraiser within fifteen (15) days after the expiration of the Lessee's Review Period, then each of the Lessor and the Lessee shall appoint one (1) appraiser and the two (2) appraisers so appointed shall appoint a third (3rd) appraiser (all of such appraisers meeting the same qualifications set forth in Subparagraph (i) above) and the third (3rd) appraiser so appointed shall make the determination of the Fair Market Rental Rate as hereinabove set forth.

                  (iii) The decision of the real estate appraiser with respect to its determination of the Fair Market Rental Rate of the Building for the first (1st) year of the Second Extension Period shall be communicated to the Lessor and the Lessee and the Lessee shall then have five (5) business days after receipt thereof within which to either accept or reject such determination of the Fair Market Rental Rate of the Building for the first (1st) year of the Second Extension Period and if the Lessee accepts such determination, then such Fair Market Rental Rate shall be binding upon the Lessor and the Lessee; provided, however, if the Lessee does not accept such determination, then the Lessee's Extension Option with respect to the Second Extension Period shall become null and void and shall be of no further force and effect and this Lease shall, therefore, automatically terminate on the final day of the First Extension Period.

                  (iv) The cost of such determination by the real estate appraiser(s) shall be paid for by the Lessor and the Lessee equally.

Commencing on the first (1st) day of the second (2nd) lease year of each Extension Period and continuing thereafter on each anniversary date thereof throughout each Extension Period (each of which dates is hereinafter referred to as an "Extension Period Adjustment Date"), the Minimum Rent for each year of each

Extension Period following the applicable Extension Period Adjustment Date shall be increased pursuant to the provisions set forth in Paragraph 5(c) above (i.e., the Minimum Rent shall be increased by two percent (2%) per annum).

         (c) All Additional Rent under this Lease shall continue uninterrupted from the Phase I Commencement Date through the expiration of the Term and, if applicable, the Extension Periods. The Lessor shall deliver the Building and the Lessee shall accept the Building for each Extension Period in its then "as is" condition. All other terms and conditions of this Lease shall remain in full force and effect during the Extension Periods; provided, however, during the First Extension Period, the Lessee shall have only one (1) option to extend the Term of this Lease for the Second Extension Period and during the Second Extension Period, the Lessee shall have no additional options to extend the Term of this Lease.

         39.      Expansion Option.

                  (a) The Lessor and the Lessee hereby acknowledge and agree that, subject to the terms and conditions hereinafter set forth, the Lessee shall have the option (the "Expansion Option"), by providing a written notice to the Lessor (the "Expansion Option Election Notice") at any time prior to the second (2nd) anniversary of the Phase I Commencement Date (such two (2) year period being hereinafter referred to as the "Expansion Option Exercise Period"), of requiring the Lessor to expand the Building by constructing an additional ninety-nine thousand (99,000) square feet of space as shown as the shaded area on Exhibit "B-4" attached hereto and made a part hereof (the "Phase III Building") for a total Phase I Building, Phase II Building and Phase III Building of three hundred and eight thousand (308,000) square feet of space. The Lessor's Improvements with respect to the Phase III Building (the "Phase III Lessor's Improvements") shall be similar to the Phase II Lessor's Improvements, but in any event, the Phase III Lessor's Improvements shall comply with all then applicable laws. The actual date upon which the Lessor receives the Lessee's Expansion Option Election Notice shall hereinafter be referred to as the "Expansion Option Notification Date". If the Lessee properly exercises its Expansion Option as hereinafter set forth, then the Lessor shall construct the Phase III Building upon that certain portion of the Real Property immediately adjacent to the westerly side wall of the Building as shown on Exhibit "B-4" attached hereto and made a part hereof. If the Lessee fails to provide the Lessor with the Expansion Option Election Notice by the final day of the Expansion Option Exercise Period, then the Lessee's Expansion Option shall automatically cease and terminate and the Lessee shall have no such Expansion Option and thereupon the Lessor shall have the right to recapture and remove from this Lease any or all of that portion of the Real Property as shown as the shaded area on Exhibit "A-6" attached hereto and made a part hereof (the "Recapture Land"), whereupon the Recapture Land, or such portion thereof as may be so designated by the Lessor, shall be removed from the applicability of this Lease and the Lessor may, thereafter, utilize and develop such portion of the Recapture Land.

                  (b) The annual Minimum Rent for the Phase III Building for the first twelve (12) months following the Phase III Commencement Date (hereinafter defined) shall be Three and 75/100 Dollars ($3.75) per square feet of space contained in the Phase III Building as measured by the Lessor's architect or engineer (and verified by the Lessee) from structural line to "structural line" of the Phase III Building (as defined in Paragraph 5(b) of this Lease), but not exceeding ninety-nine thousand (99,000) square feet of space; provided, however, such annual Minimum Rent for the Phase III Building shall be increased commencing on the first (1st) anniversary of the Phase III Commencement Date and continuing on each anniversary date thereafter, pursuant to the provisions of Paragraph 5(c) above (i.e., the Minimum Rent attributable to the Phase III Building shall be increased by two percent (2%) per annum). Upon the Lessee's proper exercise of the Expansion Option, the entire Term of this

Lease for the entire Building (i.e., the Phase I Building, the Phase II Building and the Phase III Building) shall be automatically re-set to be a new ten (10) year Term from the Phase III Commencement Date. Accordingly, the Term for the entire Building (i.e., including the Phase I Building, the Phase II Building and the Phase III Building) shall automatically be re-set to be a new ten (10) year Term from the Lessor's substantial completion of the construction of the Phase III Building (the "Phase III Commencement Date") and, therefore, the First Extension Period, if properly exercised pursuant to the provisions of Paragraph 38 above, shall automatically be deemed to commence upon that date which is the tenth (10th) anniversary date of the Phase III Commencement Date and the Second Extension Period, if properly exercised pursuant to the provisions of Paragraph 38 above, shall automatically be deemed to commence upon that date which is the fifteenth (15th) year anniversary date of the Phase III Commencement Date. Once the Lessee exercises its Expansion Option, the exercise thereof may not be revoked, except as provided in Paragraph 39(c) below. The Minimum Rent attributable to the Phase III Building shall be "net, net, net" to the Lessor and, therefore, the Lessee shall be responsible for the payment of all Additional Rent with respect to the Phase III Building.

                  (c) If the Phase III Commencement Date has not occurred for any reason on or before the date which is twelve (12) months after the Expansion Option Notification Date (other than for delays caused by Force Majeure (excluding any delays caused by governmental action or inaction) or delays caused by, or attributable to, the Lessee), the Lessee may, by written notice to
Lessor:

                           (i) terminate this Lease, whereupon this Lease shall
so terminate as of a date specified in Lessee's notice and, thereafter, neither the Lessor nor the Lessee shall have any further liability and obligations under this Lease, or

                           (ii) continue this Lease with respect to the Phase I
Building and Phase II Building, in which event (x) the Lessor shall have the right to recapture and remove all or any portion of the Recapture Land from the applicability of this Lease and the Lessor may, thereafter, utilize and develop such portion of the Recapture Land, (y) Paragraph 23(b) shall be deemed omitted from this Lease, and (z) notwithstanding anything contained in Paragraph 38(a) to the contrary, a successor or assignee of the Lessee may exercise the Extension Options as set forth in this Lease.

         (d) The Expansion Option shall be personal to the Lessee and the same shall not be applicable to any successor or assignee of the Lessee (other than a corporate successor or affiliate of the Lessee) and the Lessee's successors or assigns (other than a corporate successor or affiliate of the Lessee) may not exercise the Expansion Option as set forth in this Lease and as permitted under the terms of this Lease. The Lessee may exercise its Expansion Option only by serving on the Lessor the Lessee's Expansion Option Election Notice prior to the expiration of the Expansion Option Exercise Period. In the event the Lessee does not timely and properly exercise its Expansion Option, then the Expansion Option shall automatically become null and void and of no further force and effect and the Lessee shall no longer have the Expansion Option.

                  (e) Anything contained in this Paragraph 39 to the contrary notwithstanding, the Minimum Rent applicable to the Phase I Building and the Phase II Building shall continue to be as expressly set forth in this Lease and, except as set forth in Subparagraph (f) below and on Exhibit "J" attached to this Lease and made a part hereof, shall not be affected by the Lessee's exercise of its Expansion Option.

                  (f) The Lessor and the Lessee hereby acknowledge and agree that the requirements under this Paragraph 39 for the re-setting of a new ten
(10) year term for the entire Building (i.e., including the Phase I Building, the Phase II Building and the Phase III Building) upon the Lessee's exercise of the Expansion Option must be reconciled within the context of the Lessee's two
(2) Extension Options of five (5) years each under Paragraph 38 of this Lease. Accordingly, the Lessor and the Lessee hereby acknowledge and agree that, upon the Lessee's exercise of its Expansion Option under this Paragraph 39, then the first five (5) year Extension Period under Paragraph 38 of this Lease shall commence upon the tenth (10th) year anniversary date of the Phase III Commencement Date as opposed to that date which is ten (10) years and six (6) months after the Phase I Commencement Date under this Lease and the second (2nd) five (5) year Extension Period under Paragraph 38 of this Lease shall, therefore, commence upon the fifteenth (15th) year anniversary date of the Phase III Commencement Date as opposed to that date which is fifteen (15) years and six (6) months after the Phase I Commencement Date under this Lease. For purposes of illustration only, if the Lessee elects to have the Building expanded pursuant to its Expansion Option under this Paragraph 39 and if the Phase III Building is delivered by the Lessor to the Lessee on that date which is two (2) years and six (6) months following the Phase I Commencement Date, then the Term for the entire Building (i.e., including the Phase I Building, the Phase II Building and the Phase III Building) would automatically be re-set to be a new ten (10) year Term from the Phase III Commencement Date(i.e., ten (10) years from that date which is two (2) years and six (6) months from the Phase I Commencement Date) and, therefore, the Lessee's First Extension Period under Paragraph 38 of this Lease would (if properly exercised by the Lessee as expressly set forth in Paragraph 38 of this Lease) commence on that date which is twelve (12) years and six (6) months following the Phase I Commencement Date as opposed to commencing on what would have otherwise been the original Termination Date under this Lease. Furthermore, anything contained in this Lease to the contrary notwithstanding, upon the Lessee's proper exercise of its Expansion Option as hereinabove set forth, the Termination Date under this Lease shall automatically be extended to, and shall become, that date which is the day immediately preceding the tenth (10th) year anniversary date of the Phase III Commencement Date. If the Lessee properly exercises its Expansion Option as set forth in this Paragraph 39, then the Minimum Rent for the Phase I Building, the Phase II Building and the Phase III Building shall be as set forth on Exhibit "J" attached to this Lease and made a part hereof.

         40. Not Construed Against Drafter. Any presumption of law which provides that an agreement shall be construed against the drafter is hereby waived by the parties to this Agreement, each party being represented by legal counsel.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this Lease to be duly executed as of the day and year first above written.

WITNESS:                            LESSOR:

                                    ROBERT K. MERICLE, an adult individual d/b/a
                                    "MERICLE PROPERTIES"


_______________________             BY: ________________________________________
                                            ROBERT K. MERICLE


ATTEST:                              LESSEE:

                                              LECHTERS PENNSYLVANIA, INC.,
a Pennsylvania corporation


_________________________            BY: _______________________________________
Title:                                   Its:



_________         (CORP SEAL)